Exhibit 2.20

AZUL INVESTMENTS LLP
as Issuer
AZUL S.A.
and
AZUL LINHAS AÉREAS BRASILEIRAS S.A.
as Guarantors
and
UMB BANK, NATIONAL ASSOCIATION
as Trustee, Registrar, Transfer Agent and Paying Agent

INDENTURE
Dated as of March 26, 2025

7.500% Senior PIK Toggle Notes Due 2032

TABLE OF CONTENTS
Table of Contents
i

EXHIBITS:
EXHIBIT A —    Form of Note
EXHIBIT B —    Form of Transfer Notice
EXHIBIT C —    Form of Certificate for Transfer from Restricted Global Note or Certificated Note Bearing a Securities Act Legend to Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend
EXHIBIT D —    Form of Transfer Certificate for Transfer from Regulation S Global Note or Certificated Note Not Bearing a Securities Act Legend to Restricted Global Note or Certificated Note Bearing a Securities Act Legend
EXHIBIT E —    Form of Certificate for Removal of the Securities Act Legend on a Certificated Note

INDENTURE, dated as of March 26, 2025, among AZUL INVESTMENTS LLP, a Delaware limited liability partnership (the “Issuer”), AZUL S.A. and AZUL LINHAS AÉREAS BRASILEIRAS S.A., each a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, as the guarantors (the “Guarantors” and each a “Guarantor”), and UMB BANK, NATIONAL ASSOCIATION, as Trustee, Registrar, Transfer Agent and Paying Agent.
RECITALS
The Issuer has duly authorized (i) the issue of 7.500% Senior PIK Toggle Notes Due 2032 (the “Notes”), initially in an aggregate principal amount of U.S.$169,266,372 (the “Initial Notes”), and any Additional Notes that may be issued after the Issue Date in compliance with Section 2.14 of this Indenture, and (ii) has duly authorized the execution and delivery of this Indenture.
All things necessary have been done to make the Notes when executed and authenticated and delivered hereunder and duly issued, the valid obligations of the Issuer, and to make this Indenture a valid agreement of the Issuer.
In addition, each of the Guarantors party hereto has duly authorized the execution and delivery of this Indenture as guarantor of the Notes.
Each of the Guarantors has done all things necessary to make its respective Note Guaranty, when the Notes are executed by the Issuer and authenticated and delivered by the Trustee and duly issued by the Issuer, the valid obligations of the applicable Guarantor, and to make this Indenture a valid agreement of such Guarantor.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:
ARTICLE 1
DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01Definitions.
“Act” when used with respect to any Holder, has the meaning specified in Section 1.05(b).
“Additional Amounts” has the meaning specified in Section 4.06(a).
“Additional Notes” means additional Notes (other than the Initial Notes) issued under this Indenture in accordance with Section 2.14.

“Affiliate” means, with respect to any specified Person, (a) any other Person which, directly or indirectly, is in control of, is controlled by or is under common control with such specified Person or (b) any other Person who is a director or officer (i) of such specified Person, (ii) any subsidiary of such specified Person or (iii) of any Person described in clause (a) above. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Affiliate Transaction” has the meaning specified in Section 4.10.
“Agents” means each of the Registrar, the Transfer Agents and the Paying Agents, and each, individually, an “Agent.”
“Aircraft Financing” means (i) any indebtedness, guarantee, finance lease, operating lease, sale and lease back or other financing arrangements (including any bonds, debentures, notes or similar instruments) in respect of or secured by engines, spare parts, aircraft, airframes or appliances, parts, components, instruments, appurtenances, furnishings or other equipment installed on such engines, spare parts, aircraft, airframes or any other related assets, (ii) any financing arrangements assumed or incurred in connection with the acquisition, construction (including any pre-delivery payments in connection with such acquisition or construction), modifications or improvement of any engines, spare parts, aircraft, airframes or appliances, parts, components, instruments, appurtenances, furnishings or other equipment installed on such engines, spare parts, aircraft, airframes or any other related assets, and (iii) extensions, renewals and replacements of such financing arrangements under clauses (i) and (ii); provided that, in each case under clauses (i), (ii) or (iii), such financing arrangement, if secured, is secured on a usual and customary basis (which may include the collateralization thereof with cash, Cash Equivalents or letters of credit) as determined by Azul or any of its Subsidiaries in good faith for such financing arrangement or Debt in respect of engines, spare parts, aircraft, airframes or appliances, parts, components, instruments, appurtenances, furnishings, other equipment installed on such engines, spare parts, aircraft, airframes or any other related assets.
“Airport Authority” means any city or any public or private board or other body or organization chartered or otherwise established for the purpose of administering, operating or managing airports or related facilities, which in each case is an owner, administrator, operator or manager of one or more airports or related facilities.
“Applicable Procedures” means the applicable procedures of DTC, Euroclear and Clearstream, Luxembourg, in each case to the extent applicable.
“Authenticating Agent” has the meaning specified in Section 2.02(b).
“Authorized Denomination” has the meaning specified in Section 2.02(a)(iv).

“Azul” means Azul S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, or any successor entity.
“Azul Linhas” means Azul Linhas Aéreas Brasileiras S.A., a corporation (sociedade anônima) organized under the laws of the Federative Republic of Brazil, or any successor entity.
“Board of Directors” means the Board of Directors of either Guarantor, as the case may be, or any committee thereof duly authorized to act on behalf of such Board of Directors.
“Board Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of either Guarantor, as the case may be, to have been duly adopted by the Board of Directors of such Guarantor and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Business Day” means any day other than a Saturday, a Sunday or a legal holiday in Delaware, Brazil or the United States or a day on which banking institutions or trust companies are authorized or obligated by law to close in Delaware, São Paulo, Brazil or The City of New York.
“Capital Stock” means, with respect to any Person, any and all shares of stock, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated, whether voting or non-voting) such person’s equity, including any preferred stock, but excluding any debt securities convertible into or exchangeable for such equity.
“Cash Interest” on a Note means interest paid on the principal amount of such Note in cash.
“Cash Interest Notice” has the meaning specified in Section 2.05(e).
“Cash Equivalents” means:
(i)    Brazilian real, U.S. Dollars, or money in other currencies received in the ordinary course of business that are readily convertible into U.S. Dollars;
(ii)    any evidence of Debt with a maturity of one year or less issued or directly and fully guaranteed or insured by Brazil or the United States or any agency or instrumentality thereof, provided that the full faith and credit of Brazil or the United States is pledged in support thereof;

(iii)    (A) demand deposits, (B) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (C) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (D) overnight bank deposits, in each case with any bank or trust company organized or licensed under the laws of Brazil or any political subdivision thereof or the United States or any state thereof having capital, surplus and undivided profits in excess of U.S.$500,000,000 whose long-term debt is rated “AA” (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined under Rule 436 of the Securities Act);
(iv)    repurchase obligations with a term of not more than seven days for underlying securities of the type described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above;
(v)    commercial paper rated at least AA by Fitch or Standard & Poor’s or Aa by Moody’s and maturing no later than one year after the date of acquisition; and
(vi)    money market funds at least 95% of the assets of which consist of investments of the type described in clauses (i) through (v) above.
“Certificated Note” has the meaning specified in Section 2.01.
“Change of Control” means:
(i)    the direct or indirect sale or transfer of all or substantially all the assets of Azul and its subsidiaries, taken as a whole, to any transferee Person other than the Permitted Holders, other than a transaction in which such transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets; or
(ii)    the consummation of any transaction (including, without limitation, by merger, consolidation, acquisition or any other means) as a result of which any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Exchange Act) other than the Permitted Holders is or becomes the “beneficial owner” (as such term is used in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of Azul.
“Change of Control Event” means the occurrence of both a Change of Control and, if one or more Rating Agencies are making ratings of the Notes publicly available, a Ratings Decline.
“Clearstream, Luxembourg” means Clearstream Banking, société anonyme, Luxembourg.
“Code” has the meaning specified in Section 2.03(e).

“Consolidated Net Income” means, for any period, the aggregate net income (or loss) of Azul and its Subsidiaries for such period determined on a consolidated basis in conformity with IFRS.
“Consolidated Total Assets” means, as of any date of determination, the total assets of Azul and its Subsidiaries as of such date determined on a consolidated basis in conformity with IFRS.
“Corporate Trust Office” means 100 William Street 1850, New York, NY 10038, Attention: Corporate Trust and Escrow Services, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer or the principal corporate trust office of any successor Trustee.
“covenant defeasance option” has the meaning specified in Section 8.01(b).
“Currency” means points, miles and/or other units that are a medium of exchange constituting a convertible, virtual, and private currency that is tradable property and that can be sold or issued to persons.
“Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any bankruptcy law.
“CVM” means the Brazilian Securities Commission (Comissão de Valores Mobiliários).
“Debt” means, with respect to any Person, without duplication:
(i)    the principal of and premium, if any, in respect of (a) indebtedness of such Person for money borrowed or (b) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;
(ii)    all Finance Lease Obligations of such Person;
(iii)    all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable or other short term obligations to suppliers payable within 180 days, in each case arising in the ordinary course of business);
(iv)    all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations other than obligations described in clauses (i) through (iii) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit);

(v)    all Hedging Obligations of such Person;
(vi)    all obligations of the type referred to in clauses (i) through (iv) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any guarantee (other than obligations of other Persons that are customers or suppliers of such Person for which such Person is or becomes so responsible or liable in the ordinary course of business to (but only to) the extent that such Person does not, or is not required to, make payment in respect thereof);
(vii)    all obligations of the type referred to in clauses (i) through (v) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets or the amount of the obligation so secured; and
(viii)    any other obligations of such Person which are required to be, or are in such Person’s financial statements, recorded or treated as debt under IFRS.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“defeasance trust” has the meaning specified in Section 8.02(a).
“Depositary” means DTC or any successor depositary for the Notes.
“Disposition” means, with respect to any property, any sale, lease, sale and leaseback, conveyance, transfer, license, or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.
“Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale), is convertible or exchangeable for Debt or Disqualified Capital Stock, or is redeemable at the option of the holder of the Capital Stock, in whole or in part (other than as a result of a change of control or asset sale), on or prior to the date that is 91 days after the last date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders of the Capital Stock have the right to require Azul or any of its Subsidiaries to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale will not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that Azul or any of its Subsidiaries may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.11.

“DTC” means The Depository Trust Company.
“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means a private or public offering for cash by Azul or any direct or indirect parent of Azul, as applicable, of its Capital Stock (in the case of any direct or indirect parent of Azul, to the extent such cash proceeds are contributed to Azul), other than (i) public offerings with respect to Azul’s or any such direct or indirect parent’s, as applicable, Capital Stock registered on Form S-4, F-4 or S-8, or (ii) an issuance to any Subsidiary of Azul, or (iii) any offering of Capital Stock issued in connection with a transaction that constitutes a Change of Control.
“Euroclear” means Euroclear Bank S.A./N.V.
“Event of Default” has the meaning specified in Section 6.01.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Existing Lessor/OEM Notes” means the (i) 7.500% Senior Notes due 2030 issued by the Issuer and guaranteed by the Guarantors that were issued pursuant to an indenture dated as of September 28, 2023 entered into between the Issuer, the Guarantors and UMB Bank, N.A., as trustee, registrar, transfer agent and paying agent, and (ii) 7.500% Senior One PIK Notes due 2030 issued by the Issuer and guaranteed by the Guarantors that were issued pursuant to an indenture dated as of December 23, 2024 entered into between the Issuer, the Guarantors and UMB Bank, N.A., as trustee, registrar, transfer agent and paying agent.
“expiration date” has the meaning specified in Section 4.12.
“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the Board of Directors of Azul or the relevant Subsidiary of Azul; provided that the Board of Directors of Azul or the relevant Subsidiary of Azul shall be permitted to consider the circumstances existing at such time (including, without limitation, economic or other conditions affecting the airline industry generally and any relevant legal compulsion, judicial proceeding or administrative order or the possibility thereof) in determining such Fair Market Value in connection with such transaction.

“Finance Lease Obligations” means, with respect to any Person, any obligation which is required to be classified and accounted for as a finance lease on the face of a balance sheet of such Person prepared in accordance with IFRS as in effect immediately prior to the adoption of IFRS 16 (Leases); the amount of such obligation will be the capitalized amount thereof, determined in accordance with IFRS, and the Stated Maturity thereof will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
“Fitch” means Fitch Ratings, Inc., and any successor to its rating agency business.
“Global Note” means a global note representing the Notes substantially in the form attached hereto as Exhibit A.
“Governmental Authority” means the government of the United States of America, Brazil, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank organization, or other entity exercising executive, legislative, judicial, taxing or regulatory powers or functions of or pertaining to government. Governmental Authority shall not include any Person in its capacity as an Airport Authority.
“guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Debt or other obligation of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation of such Person (whether arising by virtue of partnership arrangements, or by agreement to keep well, to purchase assets, goods, securities or services, to take or pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided however, that the term “guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.
“Guarantor” means each of Azul and Azul Linhas, or any successor obligor under the Note Guaranty pursuant to Section 5.01, unless and until such Guarantor is released from its Note Guaranty pursuant to this Indenture.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement designed to protect such Person against changes in interest rates or foreign exchange rates.
“Holder” means the Person in whose name a Note is registered in the Register.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.
“Indenture” means this Indenture, as amended or supplemented from time to time in accordance with the provisions hereof.
“Initial Call Date” has the meaning specified in Section 3.01(b).
“interest” on a Note means the interest on such Note (including any Additional Amounts payable by the Issuer in respect of such interest), that is payable as PIK Interest or Cash Interest, as applicable.
“Interest Commencement Date” means December 30, 2024.
“Interest Payment Date” means the Payment Date of a payment of interest on the Notes, whether as PIK Interest or Cash Interest.
“Investments” means, with respect to any Person, all direct or indirect investments made by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees or other obligations), advances (but excluding advance payments and deposits for goods and services in the ordinary course of business) or capital contributions (excluding commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Debt, Equity Interests or other securities of other Persons, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with IFRS. If Azul or any of its Subsidiaries sells or otherwise Disposes of any Equity Interests of any direct or indirect Subsidiary of Azul after the Issue Date such that, after giving effect to any such sale or Disposition, such Person is no longer a direct or indirect Subsidiary of Azul, then Azul will be deemed to have made an Investment on the date of any such sale or Disposition equal to the Fair Market Value of Azul’s Investments in such Subsidiary that were not sold or Disposed of. Except as otherwise provided in this Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.
“issue” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Debt or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be issued by such Subsidiary at the time it becomes a Subsidiary; and the term “issuance” has a corresponding meaning.
“Issue Date” means the date of the issuance of the Notes. The Issue Date for the Initial Notes is March 26, 2025.
“Issuer” means Azul Investments LLP until replaced by a successor thereof, and, thereafter, includes the successor for purposes of any provision contained herein.

“Issuer Order” means a written order signed in the name of the Issuer by an Officer.
“Issuer Substitution Documents” has the meaning specified in Section 11.01(i).
“legal defeasance option” has the meaning specified in Section 8.01(b).
“Lessor/OEM Equitization” means the issuance of up to 96,009,988 preferred shares of Azul to lessors and original equipment manufacturers pursuant to the capital increase implemented through the private subscription for preferred shares of Azul announced by Azul on February 4, 2025.
“Lessor/OEM Equitization Officer’s Certificate” means an Officer’s Certificate delivered by the Issuer to the Trustee and the Payment Agents certifying that settlement of the Lessor/OEM Equitization has occurred.
“Lien” means any mortgage, pledge, security interest, encumbrance, conditional sale or other title retention agreement or other similar lien.
“Liquidity” means all unrestricted cash and cash equivalents and accounts receivable of Azul and its Subsidiaries.
“Managing Partner” means the managing partner of the Issuer.
“Managing Partner Resolution” means a copy of a resolution certified by the Secretary, the Assistant Secretary or another Officer or legal counsel performing corporate secretarial functions of the Issuer to have been duly adopted by the Managing Partner of the Issuer and to be in full force and effect on the date of such certification and delivered to the Trustee.
“Marketable Securities” means publicly traded debt with a maturity or remaining maturity of one year or less that is listed for trading on a national securities exchange and that was issued by a corporation with debt securities rated at least “AA” by Standard & Poor’s or Fitch.
“Material Adverse Effect” means a material adverse effect on (a) the consolidated business, operations, liabilities or financial condition of Azul and its Subsidiaries, taken as a whole, (b) the validity or enforceability of this Indenture or the Notes or the rights or remedies of the Trustee or the Holders of the Notes, or (c) the ability of the Issuer and the Guarantors to comply with their payment obligations under this Indenture or the Notes.
“Maturity” means, when used with respect to any Note, the date on which the outstanding principal of and interest on such Note becomes due and payable as therein or herein provided, whether by declaration of acceleration, call for redemption or otherwise.
“Moody’s” means Moody’s Investors Service, Inc., and any successor to its rating agency business.

“Net Cash Proceeds” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale, net of attorney’s fees, accountants’ fees, underwriters’ or placement agents’ fees, discounts or commissions and brokerage, consultants and other fees incurred in connection with such issuance or sale.
“Note Guaranty” means the guaranty of the Notes by a Guarantor pursuant to this Indenture.
“Note” or “Notes” has the meaning specified in the first paragraph of the Recitals to this Indenture and shall be in the form of Note set forth in Exhibit A. Unless the context otherwise requires, for all purposes under this Indenture and the Notes, the terms “Note” and “Notes” shall include the Initial Notes and also include any PIK Notes and Additional Notes that may be issued pursuant to the provisions of the Notes and this Indenture.
“Offer to Purchase” has the meaning specified in Section 4.12.
“Officer” means the president or chief executive officer, any vice president, the chief financial officer, the treasurer or any assistant treasurer, or the secretary or any assistant secretary, or any attorney-in-fact, of the Issuer or either Guarantor, as the case may be, or any other Person duly appointed by, in the case of the Issuer, the Managing Partner, or, in the case of either Guarantor, as the case may be, its shareholders or Board of Directors, to perform corporate duties.
“Officer’s Certificate” means a certificate signed by any Officer of the Issuer or either Guarantor, as the case may be, and delivered to the Trustee.
“Opinion of Counsel” means a written opinion of legal counsel of recognized standing (who may be an employee of or external counsel to the Issuer or either Guarantor) and who shall be reasonably acceptable to the Trustee, which opinion is reasonably satisfactory to the Trustee.
“Outstanding” means, when used with respect to Notes, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:
(i)    Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;
(ii)    Notes for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Issuer) in trust or set aside and segregated in trust by the Issuer (if the Issuer shall act as its own Paying Agent) for the Holders of such Notes; provided that, if such Notes are to be redeemed pursuant to Section 3.01, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)    Notes, except to the extent provided in Sections 8.01 and 8.02, with respect to which the Issuer has effected legal defeasance and/or covenant defeasance as provided in Article 8; and
(iv)    Notes in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser or protected purchaser in whose hands such Notes are valid obligations of the Issuer; provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Notes have given any request, demand, authorization, direction, consent, notice or waiver hereunder, Notes owned by the Issuer or any of its Affiliates shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, consent, notice or waiver, only Notes which a Responsible Officer of the Trustee has received written notice at its address specified herein of being so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Issuer, or any other obligor upon the Notes or any of its or such other obligor’s Affiliates.
“Paying Agent” means UMB Bank, National Association, until a successor Paying Agent shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Paying Agent” shall mean such successor Paying Agent.
“Payment Date” means the date on which payment of interest on the Notes (whether as PIK Interest or Cash Interest) and/or principal of the Notes is due.
“Payment Default” has the meaning specified in Section 6.01(d).
“Permitted Airline Business” means any business that is the same as, or reasonably related, ancillary, supportive or complementary to, or a reasonable extension of, the business in which Azul and its Subsidiaries were engaged on the Issue Date, including travel-related and leisure-related businesses, and travel, leisure and support services and experiences and other similar services and experiences.
“Permitted Brazilian Dividends” has the meaning specified in Section 4.11(b)(i).
“Permitted Holders” means any of
(i)    David Gary Neeleman;
(ii)    any spouse, descendent, heir, trust or estate of David Gary Neeleman;
(iii)    Saleb II Founder 1 LLC; or

(iv)    any Person as to whom more than 50% of the total voting power of the Voting Stock of such Person is beneficially owned (as such term is used in Rule 13d-3 under the Exchange Act) by one or more of the Persons specified in clauses (i) and (ii).
“Permitted Investments” means:
(1)    any Investment in cash, Cash Equivalents and any foreign equivalents;
(2)    any Investments received in a good faith compromise or resolution of (i) obligations of trade creditors or customers that were incurred in the ordinary course of business, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or (ii) litigation, arbitration or other disputes;
(3)    payment, redemption or prepayment of any Debt other than any Subordinated Indebtedness of the Issuer or any of the Guarantors (provided that this exclusion shall not apply to (i) any intercompany Subordinated Indebtedness between or among Azul and any of its Subsidiaries, and (ii) any scheduled payment of interest and any purchase within one year of the scheduled maturity thereof);
(4)    accounts receivable arising in the ordinary course of business;
(5)    redemption or purchase of the Notes as permitted by this Indenture;
(6)    any Investment in Azul or in any of its Subsidiaries;
(7)    any Investment by Azul or any of its Subsidiaries in a Person, if a result of such Investment (i) such Person becomes a Subsidiary of Azul, or (ii) such Person, in one transaction or a series of related and substantially concurrent transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Azul or any of its Subsidiaries;
(8)    any Investment made as a result of the receipt of non-cash consideration from a Disposition of assets;
(9)    any acquisition of assets or Capital Stock in exchange for the issuance of Qualified Capital Stock;
(10)    Investments represented by Hedging Obligations;
(11)    loans or advances to officers, directors, consultants or employees made in the ordinary course of business of Azul or any of its Subsidiaries in an aggregate principal amount not to exceed US$15,000,000 at any one time outstanding;
(12)    any guarantee of Debt of Azul or any Subsidiary of Azul;

(13)    any Investment existing on, or made pursuant to binding commitments existing on, the Issue Date and any Investment consisting of an extension, modification or renewal of any Investment existing on, or made pursuant to a binding commitment existing on, the Issue Date; provided that the amount of any such Investment may be increased (i) as required by the terms of such Investment as in existence on the Issue Date or (ii) as otherwise permitted under this Indenture;
(14)    Investments acquired after the Issue Date as a result of the acquisition by Azul or any of its Subsidiaries of another Person, including by way of a merger, amalgamation or consolidation with or into Azul or any of its Subsidiaries in a transaction that is not prohibited by this Indenture after the Issue Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;
(15)    the acquisition by a Receivables Subsidiary in connection with a Qualified Receivables Transaction of Equity Interests of a trust or other Person established by such Receivables Subsidiary to effect such Qualified Receivables Transaction; and any other Investment by Azul or any of its Subsidiaries in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Transaction;
(16)    Investments constituting (i) accounts receivable or accounts payable, (ii) deposits, prepayments and other credits to suppliers, including advances of landing fees and other customary airport charges, and/or (iii) in the form of advances made to airport operators, ground handlers, distributors, suppliers, licensors and licensees, in each case, made in the ordinary course of business and consistent with the past practices;
(17)    Investments in connection with the outsourcing of any service or function in the ordinary course of business;
(18)    extensions of credit, deposits, prepayment of expenses to, advances and other credits to distributors, customers, suppliers, utility providers, licensors, licensees, franchisees and other trade creditors in the ordinary course of business consistent with past practice;
(19)    Investments constituting or related to any Aircraft Financing;
(20)    Investments in connection with (i) the making or financing of any pre-delivery, progress or other similar payments relating to the acquisition or financing of, and (ii) any deposits, security deposits or maintenance reserves with respect to, engines, spare parts, aircraft, airframes or appliances, parts, components, instruments, appurtenances, furnishings or other equipment installed on such engines, spare parts, aircraft, airframes or any other related assets; and

(21)    Investments having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value other than a reduction for all returns of principal in cash and capital dividends in cash), when taken together with all Investments made pursuant to this clause (21) that are at the time outstanding, not to exceed 10.0% of the Consolidated Total Assets at the time of such Investment.
“Permitted Refinancing Subordinated Indebtedness” means any Subordinated Indebtedness incurred by Azul or any of its Subsidiaries in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, exchange, defease or discharge Subordinated Indebtedness of Azul or any of its Subsidiaries (other than Indebtedness owed to Azul or any of its Subsidiaries), including Permitted Refinancing Subordinated Indebtedness; provided that:
(1)    the aggregate principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price, or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) of such Permitted Refinancing Subordinated Indebtedness does not exceed the principal amount (or accreted value, if applicable, or if issued with original issue discount, aggregate issue price or, if greater, committed amount (only to the extent the committed amount could have been incurred on the date of initial incurrence)) and premium payable on the Subordinated Indebtedness (plus the amount of accrued and unpaid interest or dividends on and the amount of all fees and expenses incurred in connection with the incurrence or issuance of, such Indebtedness) renewed, refunded, refinanced, replaced, exchanged, defeased or discharged;
(2)    such Permitted Refinancing Subordinated Indebtedness has final maturity date that is either (i) no earlier than the final maturity date of the Subordinated Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged, or (ii) after the final maturity date of the Notes; and
(3)    such Permitted Refinancing Subordinated Indebtedness is subordinated in right of payment on terms (taken as a whole) at least as favorable to the Holders as those contained in the documentation governing such Subordinated Indebtedness being renewed, refunded, refinanced, replaced, exchanged, defeased or discharged.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
“PIK Interest” means interest paid on the principal amount of a Note by increasing the outstanding principal amount of such Note or, with respect to Notes represented by Certificated Notes, if any, by issuing additional Notes, in each case in an aggregate principal amount equal to the amount of such relevant interest payment as provided in this Indenture and the Notes.
“PIK Notes” means Notes issued under this Indenture representing PIK Interest.

“PIK Payment” means an interest payment with respect to the Notes made by (i) an increase in the principal amount of a then authenticated outstanding Global Note or (ii) the issuance of PIK Notes. Unless the context otherwise requires, for all purposes under this Indenture and the Notes, references to “principal amount” of Notes include any increase in the principal amount of outstanding Notes (including as provided through the issuance of PIK Notes or as provided through an increase in the principal amount of a then authenticated outstanding Global Note) as a result of a PIK Payment.
“principal” of a Note means the principal amount of such Note (including any Additional Amounts payable by the Issuer in respect of such principal).
“Proceeding” has the meaning specified in Section 12.11(a).
“Process Agent” has the meaning specified in Section 12.11(a).
“purchase” has the meaning specified in Section 4.11(a)(iii).
“purchase date” has the meaning specified in Section 4.12.
“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock and any warrants, rights or options to purchase or acquire Capital Stock that is not Disqualified Capital Stock that are not convertible into or exchangeable into Disqualified Capital Stock.
“Qualified Receivables Transaction” means any transaction or series of transactions entered into by Azul or any of its Subsidiaries pursuant to which Azul or any of its Subsidiaries sells, conveys or otherwise transfers to any Person, or grants a security interest in, any accounts receivable (whether now existing or arising in the future) of Azul or any of its Subsidiaries, and any assets related thereto including, without limitation, all Equity Interests and other investments in any Receivables Subsidiary, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.
“Rating Agency” means Standard & Poor’s, Fitch or Moody’s; or if Standard & Poor’s, Fitch or Moody’s are not making rating of the Notes publicly available, an internationally recognized U.S. rating agency or agencies, as the case may be, selected by the Issuer, which will be substituted for Standard & Poor’s, Fitch or Moody’s, as the case may be.

“Ratings Decline” means that at any time within 90 days (which period shall be extended so long as the rating of the Notes is under publicly announced consideration for possible downgrade by any of the Rating Agency) after the date of public notice of (i) a Change of Control, or of Azul’s intention or that of any Person to effect a Change of Control, the then-applicable rating of the Notes is decreased by (ii) if three Rating Agencies are making ratings of the Notes publicly available, at least two of the Rating Agencies or (iii) if two or fewer Rating Agencies are/ making ratings of the Notes publicly available, then each of the Rating Agencies, by one or more categories; provided that any such Ratings Decline results from a Change of Control.
“Reais” and “R$” each mean the lawful currency of Brazil.
“Receivables Subsidiary” means a Subsidiary of Azul or any of its Subsidiaries which engages in no activities other than in connection with a Qualified Receivables Transaction and which is designated by the Board of Directors of such Subsidiary as a Receivables Subsidiary; provided that (a) no portion of its Debt or any other obligations (contingent or otherwise) (i) is guaranteed by Azul or any of its Subsidiaries that is not a Receivables Subsidiary (other than comprising a pledge of the Capital Stock or other interests in such Receivables Subsidiary (an “incidental pledge”), and excluding any guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction), (ii) is recourse to or obligates Azul or any of its Subsidiaries in any way other than through an incidental pledge or pursuant to representations, warranties, covenants, indemnities or other obligations that are usual and customary for a limited recourse financing in the applicable jurisdiction in connection with a Qualified Receivables Transaction or (iii) subjects any property or asset of Azul or any of its Subsidiaries that is not a Receivables Subsidiary (other than accounts receivable and related assets as provided in the definition of “Qualified Receivables Transaction”), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to representations, warranties, covenants and indemnities entered into in the ordinary course of business in connection with a Qualified Receivables Transaction, (b) with which neither Azul nor any of its Subsidiaries that is not a Receivables Subsidiary has any material contract, agreement, arrangement or understanding (other than pursuant to the Qualified Receivables Transaction) other than (i) on terms no less favorable to Azul or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Azul, and (ii) fees payable in the ordinary course of business in connection with servicing accounts receivable and (c) with which neither Azul nor any of its Subsidiaries has any obligation to maintain or preserve such Subsidiary’s financial condition, other than a minimum capitalization in customary amounts, or to cause such Subsidiary to achieve certain levels of operating results.

“Record Date” means, when used with respect to the interest on the Notes payable on any Interest Payment Date, the March 29, June 29, September 29 and December 29 (whether or not a Business Day), as the case may be, immediately preceding such Interest Payment Date.
“Register” has the meaning specified in Section 2.03(a).
“Registrar” means UMB Bank, National Association, until a successor Registrar shall have become such pursuant to the applicable provisions of this Indenture, and, thereafter, “Registrar” shall mean such successor Registrar.
“Regulation S” means Regulation S under the Securities Act, as in effect from time to time.
“Regulation S Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons representing Notes sold outside of the United States pursuant to Regulation S.
“Relevant Date” means, with respect to any payment on a Note, whichever is the later of: (i) the date on which such payment first becomes due; and (ii) if the full amount payable has not been received by the Trustee or a Paying Agent on or prior to such due date, the date on which notice is given to the Holders that the full amount has been received by the Trustee.
“Resolution” means a Board Resolution or a Managing Partner Resolution, as the case may be.
“Responsible Officer” means (i) with respect to the Trustee or any Agent, any officer of the Trustee or any Agent in Corporate Trust Administration with direct responsibility for the administration of this Indenture and the Notes, and (ii) with respect to the Issuer or any Guarantor, the Chair of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, any Director, any Manager, any Managing Member, any Vice-President, any attorney-in-fact or any other person duly appointed to perform corporate duties of the Issuer or such Guarantor.
“Restricted Global Note” means one or more permanent Global Notes in definitive fully registered form without interest coupons sold to “qualified institutional buyers” (as such term is defined in Rule 144A) pursuant to Rule 144A.
“Restricted Investment” means an Investment other than a Permitted Investment.
“Restricted Payments” has the meaning specified in Section 4.11(a)(iv).
“Rule 144A” means Rule 144A under the Securities Act, as in effect from time to time.
“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.
“Securities Act Legend” means the following legend, printed in capital letters:
THIS NOTE AND THE GUARANTEES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (1) (A) TO THE ISSUER, EITHER GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO PERSONS REASONABLY BELIEVED TO BE A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OTHER THAN RULE 144A OR REGULATION S, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT.
“SGX-ST” means Singapore Exchange Securities Trading Limited.
“Significant Subsidiary” means Azul Linhas and any other Subsidiary of Azul (or any successor) which at the time of determination either (a) had assets which, as of the date of Azul’s (or such successor’s) most recent quarterly consolidated balance sheet, constituted at least 10% of Azul’s (or such successor’s) total assets on a consolidated basis as of such date, or (b) had revenues for the 12-month period ending on the date of Azul’s (or such successor’s) most recent quarterly consolidated statement of income which constituted at least 10% of Azul’s (or such successor’s) total revenues on a consolidated basis for such period.
“Standard & Poor’s” means S&P Global Ratings, a division of S&P Global Inc., and any successor to its rating agency business.

“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contingency unless such contingency has occurred).
“Subordinated Indebtedness” means Debt of Azul or any of its Subsidiaries that is contractually subordinated in right of payment to the Notes and the Note Guarantees.
“Subsidiary” means, in respect of any specified Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person.
“Substituted Issuer” has the meaning specified in Section 11.01.
“Tax” means any and all present or future taxes, levies, imposts, duties, assessments, fees, charges, deductions, withholdings or other taxes of a similar nature imposed by any Governmental Authority, including any interest, additions to tax, fines or penalties applicable thereto.
“Taxing Jurisdiction” has the meaning specified in Section 4.06(a).
“Transfer Agent” means UMB Bank, National Association and any other Person authorized by the Issuer to effectuate the exchange or transfer of any Note on behalf of the Issuer hereunder.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Issuer in accordance with the following two paragraphs:

(1)    The Treasury Rate shall be determined by the Issuer after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the relevant redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) – H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Issuer shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the relevant redemption date to the Initial Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Initial Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the relevant redemption date.
(2)    If on the third Business Day preceding the relevant redemption date H.15 or any successor designation or publication is no longer published, the Issuer shall calculate the Treasury Rate based on the rate per annum equal to the quarterly equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Initial Call Date. If there is no United States Treasury security maturing on the Initial Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Initial Call Date, one with a maturity date preceding the Initial Call Date and one with a maturity date following the Initial Call Date, the Issuer shall select the United States Treasury security with a maturity date preceding the Initial Call Date. If there are two or more United States Treasury securities maturing on the Initial Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Issuer shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semiannual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

“Trust Indenture Act” means the U.S. Trust Indenture Act of 1939, as amended.
“Trustee” means UMB Bank, National Association, until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture and, thereafter, “Trustee” shall mean such successor Trustee.
“United States” and “U.S.” means the United States of America (including the States thereof and the District of Columbia) and its territories, its possessions and other areas subject to its jurisdiction.
“USA Patriot Act” has the meaning specified in Section 12.18.
“U.S. Dollars” and “U.S.$” each mean the lawful currency of the United States.
“U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States is pledged and which are not callable at the issuer’s option.
“Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
“Wholly-Owned Subsidiary” means a Subsidiary all of the Capital Stock of which (other than directors’ qualifying shares) is owned by Azul or another Wholly-Owned Subsidiary.
Section 1.02Rules of Construction. (a) For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
(i)the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;
(ii)the words “herein”, “hereof’ and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;
(iii)“or” shall be disjunctive but is not exclusive;
(iv)“including” means including, without limitation; and
(v)any reference to an “Article”, a “Section” or an “Exhibit” refers to an Article, a Section or an Exhibit, as the case may be, of this Indenture.
(b)All accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with IFRS.

(c)For purposes of the definitions set forth in Article 1 and this Indenture generally, all calculations and determinations shall be made in accordance with IFRS and shall be based upon the consolidated financial statements of Azul and its Subsidiaries prepared in accordance with IFRS.
Section 1.03Table of Contents; Headings. The table of contents and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.
Section 1.04Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
Any certificate or opinion of an Officer of the Issuer or the Guarantors may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his or her certificate or opinion is based are erroneous. Any such certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Issuer or the Guarantors stating that the information with respect to such factual matters is in the possession of the Issuer or the Guarantors, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.
Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
Section 1.05Communications by Holders with other Holders. (a) Holders may communicate with other Holders of Notes with respect to their rights under this Indenture and the Notes pursuant to Section 312(b) of the Trust Indenture Act. The Issuer, the Guarantors, the Trustee and any and all other persons benefitted by this Indenture shall have the protection afforded by Section 312(c) of the Trust Indenture Act.

(b)(i) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by agents duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Issuer or the Guarantors. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Issuer or the Guarantors, if made in the manner provided in this Section 1.05.
(ii)The Trustee may make reasonable rules for action by or at a meeting of Holders, which will be binding on all the Holders.
(c)The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner that the Trustee reviewing such instrument or writing deems sufficient.
(d)The principal amount and serial numbers of Notes held by any Person, and the date of holding the same, shall be proved by the Register.

(e)If the Issuer or any Guarantor solicits from the Holders of Notes any request, demand, authorization, direction, notice, consent, waiver or other Act, the Issuer or such Guarantor may, at its option, by or pursuant to a Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Issuer or such Guarantor shall not have any obligation to do so. Such record date shall be the record date specified in or pursuant to such Resolution, which shall be a date not earlier than the date 30 days prior to the first solicitation of Holders generally in connection therewith and not later than the date such solicitation is completed. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of Outstanding Notes have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the Outstanding Notes shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than eleven months after the record date.
(f)Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Issuer or the Guarantors in reliance thereon, whether or not notation of such action is made upon such Note.
ARTICLE 2
THE NOTES
Section 2.01    Form and Dating. The Notes and the Trustee’s certificate of authentication shall be substantially in the form of Note set forth in Exhibit A, which is hereby incorporated in and expressly made a part of this Indenture. The Notes may have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such notations, legends or endorsements as may be required to comply with any law, stock exchange rule, agreement to which the Issuer is subject, if any, or usage, provided that any such notation, legend or endorsement is in a form acceptable to the Issuer.
Each Global Note representing the Notes shall be dated the Issue Date. Each definitive certificated Note (“Certificated Note”) and Global Note shall be dated the date of its authentication.

The Notes shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any stock exchange on which the Notes may be listed, if any, all as determined by the officers executing such Notes, as evidenced by their execution of such Notes.
Section 2.02    Execution, Authentication and Delivery. (a) One Officer of the Issuer shall sign the Notes for the Issuer by manual or facsimile signature.
(i)If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.
(ii)A Note shall not be valid until an authorized signatory of the Trustee or an authenticating agent electronically or manually signs the certificate of authentication on the Note upon Issuer Order. Such signature shall be conclusive evidence that the Note has been authenticated under this Indenture. Such Issuer Order shall specify the amount of the Notes to be authenticated and the date on which the original issue of Notes is to be authenticated.
(iii)The Trustee or an authenticating agent shall authenticate and deliver Notes on the Issue Date in an aggregate principal amount of U.S.$169,266,372 upon an Issuer Order.
(iv)The Notes shall be issued in fully registered form without coupons attached in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1.00 in excess thereof (each, an “Authorized Denomination”).
(b)The Trustee may appoint an authenticating agent, with a copy of such appointment to the Issuer, to authenticate the Notes (the “Authenticating Agent”). Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by an Authenticating Agent. An Authenticating Agent has the same rights as the Registrar or any Transfer Agent or Paying Agent or agent for service of notices and demands.
(i)Any corporation into which any Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, consolidation or conversion to which any Authenticating Agent shall be a party, or any corporation succeeding to the corporate trust business (and this transaction in particular) of any Authenticating Agent, shall be the successor of such Authenticating Agent hereunder, without the execution or filing of any further act on the part of the parties hereto or such Authenticating Agent or such successor corporation.

(ii)Any Authenticating Agent may at any time resign by giving written notice of resignation to the Trustee and the Issuer. The Trustee may at any time terminate the agency of any Authenticating Agent by giving written notice of termination to such Authenticating Agent and the Issuer. Upon receiving such notice of resignation or upon such a termination, the Trustee may appoint a successor Authenticating Agent reasonably acceptable to the Issuer and shall give written notice of such appointment to the Issuer.
(iii)The Issuer agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services and reimbursement for its reasonable expenses relating thereto.
(iv)For so long as the Notes are listed on the SGX-ST and the rules of the SGX-ST so require, upon any issuance of individual definitive Notes, the Issuer will appoint and maintain a Paying Agent in Singapore where such individual definitive Notes may be presented or surrendered for payment or redemption. In the event that any Global Note is exchanged for individual definitive Notes, the Issuer shall procure that an announcement is made through the SGX-ST that will include all material information with respect to the delivery of the individual definitive Notes, including details of the Paying Agent in Singapore and where the individual definitive Notes may be presented or surrendered for payment or redemption. The Issuer will provide prompt notice of the termination, appointment or change in the office of any Paying Agent in Singapore acting in connection with the Notes.
Section 2.03    Transfer Agent, Registrar and Paying Agent. (a) Subject to such reasonable regulations as the Issuer may prescribe, the books of the Issuer for the exchange, registration, and registration of transfer of Notes shall be kept at the office of the Registrar (such books maintained in such office and in any other office or agency designated for such purpose being herein referred to as the “Register”). The Issuer shall also cause the Trustee to maintain books for the exchange, registration and registration of transfer of Notes. The Trustee shall notify the Registrar and the Registrar shall notify the Trustee, when necessary, upon any exchange, registration or registration of transfer of any Notes and shall cause their respective books to be amended accordingly. The Issuer may have one or more co-registrars and one or more additional Transfer Agents or Paying Agents. The terms “Transfer Agent” and “Paying Agent” include any additional transfer agent or paying agent, as the case may be. The term “Registrar” includes any co-registrar.

(b)The Issuer shall enter into any appropriate agency agreements with any Registrar, Transfer Agent or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee may act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer initially appoints the Trustee as Registrar, Transfer Agent and Paying Agent in connection with the Notes.
(c)The Registrar shall keep a record of all the Notes and shall make such record available during regular business hours for inspection upon the request of the Issuer provided a reasonable amount of time prior to such inspection. Such books and records shall include notations as to whether such Notes have been redeemed, or otherwise paid or cancelled, and, in the case of mutilated, destroyed, defaced, stolen or lost Notes, whether such Notes have been replaced. In the case of the replacement of any of the Notes, the Registrar shall keep a record of the Note so replaced, and the Notes issued in replacement thereof. In the case of the cancellation of any of the Notes, the Registrar shall keep a record of the Note so cancelled and the date on which such Note was cancelled. Each Transfer Agent shall notify the Trustee and the Registrar of any transfers or exchanges of Notes effected by it. The Registrar shall not be required to register the transfer of or exchange Certificated Notes for a period of 15 days preceding any date of selection of Notes for redemption, or register the transfer of or exchange any Certificated Notes previously called for redemption.
(d)All Notes surrendered for payment, redemption, registration of transfer or exchange shall be cancelled by the relevant Transfer Agent or Paying Agent, Registrar or the Trustee, as the case may be. Each Registrar, Paying Agent and Transfer Agent shall notify the Trustee of the surrender and cancellation of such Notes and shall deliver such Notes to the Trustee. The Trustee may destroy or cause to be destroyed all such Notes surrendered for payment, redemption, registration of transfer or exchange and, if so destroyed, shall, upon the instructions of the Issuer, promptly deliver a certificate of destruction to the Issuer.
(e)The Paying Agent shall comply with applicable backup withholding tax and information reporting requirements under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and the U.S. Treasury Regulations promulgated thereunder with respect to payments made under the Notes (including, to the extent required, the collection of U.S. Internal Revenue Service Forms W-8 and W-9 and the filing of U.S. Internal Revenue Service Forms 1099 and 1096).

Section 2.04    Paying Agent to Hold Money in Trust. By 10:00 a.m. (New York time), no later than one Business Day prior to each Payment Date on any Note, the Issuer (or either Guarantor pursuant to its guarantee) shall deposit with the Paying Agent in immediately available funds a sum sufficient to pay such principal and interest when so becoming due (including any amounts under Section 4.06). The Issuer shall request that the bank through which such payment is to be made agree to supply to the Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by facsimile) of its intention to make such payment. The Issuer shall require the Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust, for the benefit of Holders or the Trustee, all money held by the Paying Agent for the payment of principal and interest on the Notes and shall notify the Trustee of any default by the Issuer in making any such payment. The Issuer at any time may require the Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon complying with this Section 2.04, the Paying Agent shall have no further liability for the money delivered to the Trustee.
Each payment in full of principal, redemption amount, Additional Amounts and/or interest payable under the Notes and this Indenture in respect of any Note made by or on behalf of the Issuer or either Guarantor to or to the order of the Paying Agent in the manner specified herein or in the Notes on the date due shall be valid and effective to satisfy and discharge the obligation of the Issuer or either Guarantor, as the case may be, to make payment of principal, redemption amount, Additional Amounts and/or interest payable hereunder and under the Notes on such date, provided, however, that the liability of the Paying Agent hereunder shall not exceed any amounts paid to it by the Issuer or either Guarantor, as the case may be, or held by it, on behalf of the Holders hereunder.
Section 2.05    Payment of Principal and Interest; Principal and Interest Rights Preserved.
(a)Except as otherwise provided herein for the redemption of the Notes, the payment of principal of or interest on the Notes shall be allocated on a pro rata basis among all Outstanding Notes, without preference or priority of any kind among the Notes.
(b)Final payments in respect of any Note (whether upon redemption, declaration of acceleration or otherwise) shall be made only against presentation and surrender of such Note at the Corporate Trust Office, at the offices of the Trustee and, subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other Paying Agent appointed by the Issuer.

(c)Payment of the principal of any Note or, if applicable, Cash Interest, on a relevant Payment Date shall be made to the Person in whose name such Note is registered in the Register at the close of business on the day (whether or not a Business Day) immediately preceding such Payment Date, by U.S. Dollar check drawn on a bank in The City of New York and mailed to the Person entitled thereto at its address as it appears on the Register, or by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York, provided that such Holder so elects by giving written notice to such effect designating such account, upon application to the Trustee at least 15 days prior to such Payment Date. The Issuer shall pay any administrative costs imposed by banks in connection with making payments by wire transfer.
(d)Except to the extent the terms of this Indenture and/or the Notes expressly require payment as Cash Interest, interest on the Notes will be payable as PIK Interest; provided that the Issuer shall be entitled to elect to pay interest as Cash Interest pursuant to the terms of Section 2.05(e) hereof. Any PIK Payment shall be made in such form and on terms as specified in this Section 2.05(d), and the Issuer shall, and the Trustee and the Paying Agent may, take additional steps as necessary to effect such PIK Payment.
The Issuer shall pay interest as PIK Interest at the rate borne by the Notes and pursuant to the terms set forth below. PIK Interest shall be payable (x) with respect to Notes represented by one or more Global Notes registered in the name of, or held by, DTC or its nominee on the relevant Record Date, by increasing the principal amount of the outstanding Global Note by an amount equal to the amount of the PIK Interest for the applicable interest period (rounded up to the nearest whole U.S. Dollar) (it being understood that subsequent interest payments on the Notes shall be calculated based on such increased principal amount) and (y) with respect to Notes represented by Certificated Notes, by issuing additional Certificated Notes in certificated form to the Holders of the underlying Notes in an aggregate principal amount equal to the amount of interest for the applicable interest period (rounded up to the nearest whole U.S. Dollar).
After PIK Interest has been paid as set forth above, any PIK Notes issued thereby shall constitute principal amounts for all purposes hereunder (and interest shall accrue thereon as described above) and such PIK Notes shall constitute Notes for all purposes hereunder. The Trustee shall authenticate and deliver such PIK Notes in certificated form for original issuance to the Holders thereof on the relevant Record Date, as shown by the records of the register of such Holders. Following any increase in the principal amount of the outstanding Global Notes as a result of a PIK Payment, the Global Notes shall bear interest on such increased principal amount from and after the date of such PIK Payment. Any PIK Notes issued in certificated form will be dated as of the Interest Payment Date and will bear interest from and after such date. Any certificated PIK Notes will be issued with the description “PIK” on the face of such PIK Notes.

A payment of PIK Interest shall be considered paid on (i) with respect to any Notes represented by Global Notes, such date that the Trustee increases the balance of such Global Note to reflect such PIK Interest (any such increase a “Global Note Balance Increase”) or (ii) with respect to any Notes that are not represented by Global Notes, such date that the Trustee receives a PIK Note duly executed by the Issuer, together (in the case of (ii) only), with an Officer’s Certificate requesting the authentication of such PIK Note by the Trustee. Unless a Cash Interest Notice has been delivered to the Trustee and the Paying Agents in accordance with the terms of Section 2.05(e) of this Indenture under which the Issuer has elected to pay all interest due on the Notes on the relevant Interest Payment Date in cash that fully covers all interest due on such Interest Payment Date, the Trustee is hereby authorized by the Issuer to effect each Global Note Balance Increase on each other Interest Payment Date that is not an Interest Payment Date in respect of which a Cash Interest Notice has been delivered, and the Issuer hereby fully requests and authorizes the Trustee to effect such Global Note Balance Increase pursuant to an entry in the schedule of increases or decreases attached to the relevant Global Notes. Notwithstanding any other provision of this Indenture or the Notes, if the entire aggregate principal amount of Notes issued pursuant to this Indenture is represented by one or more Global Notes, then the Issuer shall not be required to deliver an Officer’s Certificate to the Trustee in respect of any PIK Payment.
Notwithstanding any other provision of this Indenture or the Notes, (i) interest payable on the Notes on the Interest Payment Date scheduled to occur on March 30, 2025 (which shall occur on March 31, 2025 as such scheduled Interest Payment Date is not a Business Day) (the “First PIK Interest Payment Date”) shall be paid as PIK Interest, and (ii) interest payable on the Notes on any Interest Payment Date other than the First PIK Interest Payment Date shall only be permitted to be paid as PIK Interest if the Issuer has delivered a Lessor/OEM Equitization Officer’s Certificate to the Trustee and the Paying Agents (which, for the avoidance of doubt, is only required to be delivered once). Unless and until the Issuer delivers a Lessor/OEM Equitization Officer’s Certificate to the Trustee and the Paying Agents, except for interest payable on the First PIK Interest Payment Date, interest on the Notes shall be payable in cash.

(e)The Issuer shall be entitled to elect, in respect of interest due on the Notes on any Interest Payment Date, to pay the interest due on such Interest Payment Date as Cash Interest, by delivering to the Trustee and the Paying Agents, five Business Days prior to such Interest Payment Date, an Officer’s Certificate (i) stating that the Issuer has elected to pay Cash Interest on the applicable Interest Payment Date, (ii) setting forth the total amount of interest due and payable on the applicable Interest Payment Date, (iii) setting forth the amount of Cash Interest to be paid on the applicable Interest Payment Date, and (iv) representing and certifying that the total amount of interest due and payable on the applicable Interest Payment Date has been calculated in accordance with the terms of this Indenture and the Notes (such an Officer’s Certificate, a “Cash Interest Notice”), and the Trustee and the Paying Agents shall be entitled to conclusively rely upon such Cash Interest Notice, which shall be irrevocable once delivered by the Issuer to the Trustee and the Paying Agents. The Trustee shall promptly deliver a copy of the Cash Interest Notice to the Holders of the Notes. For the avoidance of doubt, unless the Trustee receives a Cash Interest Notice from the Issuer in accordance with the preceding sentence or unless the terms of this Indenture and/or the Notes expressly require payment as Cash Interest, interest on the Notes for the applicable Interest Period shall automatically be payable as PIK Interest without any requirement for the Issuer to deliver an Officer’s Certificate or any other notice to the Trustee, the Paying Agents or the Holders.
(f)If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.
(g)Notwithstanding the provisions of this Section 2.05, payments on Notes registered in the name of DTC or its nominee in the form of Global Notes shall be effected in accordance with the Applicable Procedures.
Section 2.06    Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable, the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish to the Trustee in writing, at least ten Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders. At the Issuer’s written request, the Trustee shall provide the Issuer with the names and addresses of each Holder of a Certificated Note, if any.

Section 2.07    Transfer and Exchange. (a) Interests in the Regulation S Global Note and the Restricted Global Note shall be exchangeable or transferable, as the case may be, for physical delivery of Certificated Notes if (i) DTC notifies the Issuer that it is unwilling or unable to continue as depositary for such Global Note, or DTC ceases to be a “clearing agency” registered under the Exchange Act, and a successor depositary is not appointed by the Issuer within 90 days, or (ii) an Event of Default has occurred and is continuing with respect to such Notes, provided that such transfer or exchange is made in accordance with the provisions of this Indenture and the Applicable Procedures.
Upon receipt of notice by DTC or the Trustee, as the case may be, regarding the occurrence of any of the events described in the preceding paragraph, the Issuer shall use its best efforts to make arrangements with DTC for the exchange of interests in the Global Notes for individual Certificated Notes, and cause the requested individual Certificated Notes to be executed and delivered to the Trustee in sufficient quantities and authenticated by the Trustee for delivery to Holders. In the case of Certificated Notes issued in exchange for the Restricted Global Note, such Certificated Notes shall bear the Securities Act Legend. Upon the registration of transfer, exchange or replacement of Notes bearing such Securities Act Legend, or upon specific request for removal of the Securities Act Legend on a Note, the Issuer shall deliver only Notes that bear such Securities Act Legend, or shall refuse to remove such Securities Act Legend, as the case may be, unless there is delivered to the Issuer a certificate in the form of Exhibit C or Exhibit E, as the case may be, or such satisfactory evidence as may reasonably be required by the Issuer, which may include an Opinion of Counsel, that neither the Securities Act Legend nor the restrictions on transfer set forth therein are required to ensure compliance with the provisions of the Securities Act. The Trustee shall exchange a Note bearing the Securities Act Legend for a Note not bearing such Securities Act Legend only if it has been directed to do so in writing by the Issuer, upon which direction it may conclusively rely.
(b)On or prior to the 40th day after the Issue Date, transfers by a DTC participant which is an owner of a beneficial interest in the Regulation S Global Note to a transferee who takes delivery of such interest through the Restricted Global Note shall be made only in Authorized Denominations in accordance with the Applicable Procedures and upon receipt by the Trustee or Transfer Agent of a written certification from the transferor of the beneficial interest in the form of Exhibit D to the effect that such transfer is being made to a Person who the transferor reasonably believes is a “qualified institutional buyer” within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction. After such 40th day, such certification requirement shall no longer apply to such transfers.

(c)Transfers by a Holder of a Certificated Note bearing the Securities Act Legend or by a DTC participant of a beneficial interest in the Restricted Global Note to a transferee who takes delivery of such interest through the Regulation S Global Note or in the form of a Certificated Note not bearing the Securities Act Legend shall be made only in Authorized Denominations upon receipt by the Trustee or Transfer Agent of a written certification from the transferor in the form of Exhibit C to the effect that such transfer is being made in accordance with Regulation S.
Beneficial interests in the Global Notes shall be shown on, and transfers thereof shall be effected only through records maintained by DTC and its direct and indirect participants, including Euroclear and Clearstream, Luxembourg.
Transfers between participants in Euroclear and Clearstream, Luxembourg shall be effected in the ordinary way in accordance with Applicable Procedures.
(d)Certificated Notes may be exchanged or transferred in whole or in part in the principal amount of Authorized Denominations by surrendering such Certificated Notes at the office of the Trustee or any Transfer Agent with a written instrument of transfer as provided in this Indenture in the form of Exhibit B hereto duly executed by the Holder thereof or his attorney duly authorized in writing.
In exchange for any Certificated Note properly presented for transfer, the Trustee shall promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferee, or send by mail (at the risk of the transferee) to such address as the transferee may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferee, for the same aggregate principal amount as was transferred. In the case of the transfer of any Certificated Note in part, the Trustee shall also promptly authenticate and deliver or cause to be authenticated and delivered at the Corporate Trust Office, to the transferor, or send by mail (at the risk of the transferor) to such address as the transferor may request, a Certificated Note or Notes, as the case may require, registered in the name of such transferor, for the aggregate principal amount that was not transferred. No transfer of any Notes shall be made unless the request for such transfer is made by the registered Holder or his attorney duly authorized in writing at the Corporate Trust Office and is accompanied by a completed instrument of transfer in the form of Exhibit B attached to the Note presented for transfer.
(e)Transfer, registration and exchange of any Note or Notes shall be permitted and executed as provided in this Section 2.07 without any charge to the Holder of any such Note or Notes other than any taxes or governmental charges or insurance charges payable on transfers or any expenses of delivery by other than regular mail, but subject to such reasonable regulations as the Issuer, the Registrar and the Trustee may prescribe.

The costs and expenses of effecting any exchange or registration of transfer pursuant to the foregoing provisions, except for the expense of delivery by other than regular mail (if any) and except for the payment of a sum sufficient to cover any tax or other governmental charges or insurance charges that may be imposed in relation thereto, shall be borne by the Issuer.
All Certificated Notes issued upon any exchange or registration of transfer of Notes shall be valid obligations of the Issuer, evidencing the same debt, and entitled to the same benefits, as the Notes surrendered upon exchange or registration of transfer.
(f)The Trustee or the Transfer Agent shall effect transfers of Global Notes and Certificated Notes. In addition, the Registrar shall keep the Register for the ownership, exchange and registration of transfer of any Notes. The Transfer Agent shall give prompt notice to the Registrar and the Registrar shall likewise give prompt notice to the Trustee of any exchange or registration of transfer of such Notes. Neither the Trustee nor any Transfer Agent shall register the exchange or the transfer of any Global Note or Certificated Note (or any portion of a Certificated Note) during the period of 15 days ending on the Record Date. The Trustee shall give prompt notice to the Issuer of any replacement, transfer, cancellation or destruction of the Notes.
(g)Upon any such exchange or registration of transfer of all or a portion of any Global Note for a Certificated Note or an interest in either the Restricted Global Note or the Regulation S Global Note for an interest in the other Global Note, the Global Note to be so exchanged shall be marked to reflect the reduction of its principal amount by the aggregate principal amount of such Certificated Note or the interest to be so exchanged for an interest in a Regulation S Global Note or a Restricted Global Note, as the case may be. Until so exchanged in full, the Note shall in all respects be entitled to the same benefits under this Indenture as the Notes authenticated and delivered hereunder.
Section 2.08    Replacement Notes. If any Note at any time becomes mutilated, defaced, destroyed, stolen or lost, such Note may be replaced at the cost of the applicant (including reasonable legal fees of the Issuer, the Trustee, the Transfer Agents, the Registrar and the Paying Agents) at the office of the Trustee or any Transfer Agent, upon provision of, in the case of destroyed, stolen or lost Notes, evidence satisfactory to the Trustee and the Issuer that such Note was destroyed, stolen or lost, together with such indemnity as the Trustee and the Issuer may require. Mutilated or defaced Notes must be surrendered before replacements shall be issued.
Each Note authenticated and delivered in exchange for or in lieu of any such Note shall carry rights to accrued and unpaid interest and to interest to accrue equivalent to the rights that were carried by such Note before such Note was mutilated, defaced, destroyed, stolen or lost.
Every replacement Note is an additional obligation of the Issuer and shall be entitled to the benefits of this Indenture.

Section 2.09    Temporary Notes. Subject to the provisions of Section 2.07(a), until Certificated Notes are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of Certificated Notes but may have variations that the Issuer considers appropriate for temporary Notes. As necessary, the Issuer shall prepare and the Trustee shall authenticate Certificated Notes and deliver them in exchange for temporary Notes at the office or agency of the Issuer or the Trustee, without charge to the Holder. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as Certificated Notes.
Section 2.10    Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Transfer Agent and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee or Paying Agent and no one else shall cancel and the Trustee shall destroy in accordance with its customary procedures (subject to the record-retention requirements of the Exchange Act) all Notes surrendered for transfer, exchange, payment or cancellation and, if so destroyed, upon written instructions from the Issuer deliver a certificate of such destruction to the Issuer unless the Issuer directs the Trustee in writing to deliver cancelled Notes to the Issuer. The Issuer may not issue new Notes to replace Notes it has redeemed, paid or delivered to the Trustee for cancellation. A Note does not cease to be Outstanding because the Issuer, either Guarantor or any of their respective Affiliates holds such Note, except that such Note will not be deemed to be Outstanding for voting purposes pursuant to and in accordance with the definition of “Outstanding” in Section 1.01.
Section 2.11    Defaulted Interest. If the Issuer defaults in a payment of interest on the Notes, the Issuer shall pay the defaulted interest as Cash Interest (plus interest on such defaulted interest at the rate specified in Section 4.01 to the extent lawful) in any lawful manner not inconsistent with the requirements of any stock exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, if, after written notice given by the Issuer to the Trustee of the proposed payment pursuant to this Section 2.11, such manner of payment shall be deemed practicable by the Trustee.
The Issuer may pay the defaulted interest as Cash Interest to the Persons who are Holders on a subsequent special record date, which date shall be at least five Business Days prior to the payment date of such defaulted interest as Cash Interest. The Issuer shall fix or cause to be fixed any such special record date and payment date, and, at least 15 days before any such special record date, the Issuer shall deliver to each Holder, with a copy to the Trustee, a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12    CUSIP and ISIN Numbers. The Issuer in issuing the Notes may use CUSIP and ISIN numbers (if then generally in use) and, if so, the Trustee shall use CUSIP and ISIN numbers in notices as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice and that reliance may be placed only on the other identification numbers printed on the Notes, and any such notice shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee, in writing, of any change in CUSIP or ISIN numbers.
Section 2.13    Open Market Purchases. The Issuer or its Affiliates may at any time purchase Notes in the open market or otherwise at any price agreed with the Holder of the Notes to be purchased. Any such purchased Notes may not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.
Section 2.14    Additional Notes. After the Issue Date, the Issuer shall be permitted to issue Additional Notes from time to time without notice or consent of the Holders, provided that such Additional Notes are issued in exchange for Existing Lessor/OEM Notes, which Additional Notes shall be consolidated with and form a single class with the Initial Notes and any other Notes then outstanding and shall have identical terms and conditions with such Notes (other than the issue price, issuance date, first Interest Payment Date, the date from which interest will accrue and, to the extent necessary, certain temporary securities law transfer restrictions); provided that if such Additional Notes are not fungible with such Notes for U.S. federal income tax purposes, such Additional Notes will have one or more separate CUSIP and/or other securities numbers. Any Additional Notes shall be issued with the benefit of an indenture supplemental to this Indenture. For the avoidance of doubt, the Issuer shall also be permitted to issue PIK Notes in respect of any payment of PIK Interest in accordance with the terms of this Indenture and the Notes.
Section 2.15    One Class of Notes. The Notes shall vote and consent together on all matters as one class; and none of the Notes shall have the right to vote or consent as a separate class on any matter. The Notes shall together be deemed to constitute a single class or series for all purposes, under this Indenture.
ARTICLE 3
REDEMPTION
Section 3.01    Right of Redemption.
(a)Except as described in this Section 3.01 and Paragraph 8 of the form of Note set forth in Exhibit A, the Notes may not be redeemed prior to Maturity.

(b)Optional Redemption Without Make-Whole Premium. On or after June 30, 2026 (the “Initial Call Date”), the Issuer or any successor of the Issuer may, at its option, redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (payable as Cash Interest) to, but excluding, the redemption date and Additional Amounts, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on June 30 of the years indicated below, subject to the rights of holders of the Notes on the relevant record date to receive interest on the relevant Interest Payment Date:

Year	Percentage
2026	103.750%
2027	101.875%
2028 (and thereafter):	100.000%
(c)Optional Redemption With Make-Whole Premium. Prior to the Initial Call Date, the Issuer or any successor of the Issuer may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the Notes to be redeemed and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes were redeemed on the Initial Call Date at the applicable redemption price for such date set forth in the table under Section 3.01(b)) on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest (payable as Cash Interest) thereon, and any additional amounts, if any, to the redemption date.
(d)Optional Redemption with Proceeds from Equity Offerings. On or prior to September 28, 2026, the Issuer or any successor of the Issuer may, at its option, on any one or more occasions redeem up to 35% of the outstanding aggregate principal amount of the Notes using the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 107.500% of the aggregate principal amount thereof, plus accrued and unpaid interest (payable as Cash Interest), if any, to but excluding the redemption date and additional amounts, if any (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that: (i) at least 65% of the aggregate principal amount of the Notes remains outstanding after each such redemption; and (ii) such redemption occurs within 90 days after the closing of such Equity Offering.

(e)Optional Redemption Upon a Tax Event. If, as a result of any change in or amendment to the tax laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws, rules or regulations, or any treaties or related agreements relating to or affecting taxation to which the Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Issue Date (or if the Taxing Jurisdiction became a Taxing Jurisdiction on a later date, such later date), (i) the Issuer or any successor to the Issuer has or will become obligated to pay Additional Amounts or (ii) any of the Guarantors or any successor to any of the Guarantors has or will become obligated to pay Additional Amounts, in each case, in excess of the Additional Amounts, if any, that would have been payable on the date that the relevant Taxing Jurisdiction became a Taxing Jurisdiction, the Issuer or any successor to the Issuer may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest (payable as Cash Interest) to but excluding the date fixed for redemption (including any Additional Amounts which are then payable), upon publication of irrevocable notice to Holders not less than 10 days nor more than 60 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 60 days prior to the earliest date on which the Issuer, the Guarantors or a successor to the foregoing would, but for such redemption, become obligated to pay any such Additional Amounts were payment then due. For the avoidance of doubt, the Issuer or any successor to the Issuer shall not have the right to so redeem the Notes unless (a) it is or will become obligated to pay such Additional Amounts or (b) any of the Guarantors or any successor to any of the Guarantors is or will become obligated to pay such Additional Amounts. Notwithstanding the foregoing, the Issuer or any successor to the Issuer shall not have the right to so redeem the Notes unless it has taken reasonable measures (including without limitation, using reasonable measures to cause payment on the Notes to be made through a paying agent in a different jurisdiction or by the Issuer, its successor or another Subsidiary of Azul) to avoid the obligation to pay Additional Amounts. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of the Issuer or any successor of the Issuer.

In the event that the Issuer or any successor elects to so redeem the Notes pursuant to this Section 3.01(e), it will deliver to the Trustee: (i) a certificate, signed in the name of the Issuer or any successor to the Issuer by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Issuer or any successor to the Issuer is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or any successor to the Issuer to so redeem have occurred or been satisfied and that such obligation cannot be avoided by taking reasonable measures to avoid such obligation (including, without limitation, by causing payment on the Notes to be made through a paying agent in a different jurisdiction or by a Subsidiary of Azul); and (ii) an Opinion of Counsel to the effect that (1) the Issuer or any successor to the Issuer has or will become obligated to pay Additional Amounts or the Guarantors or any successor to the Guarantors is or will become obligated to pay Additional Amounts in either case in excess of the additional amounts, if any, that would have been payable on the date that the relevant Taxing Jurisdiction became a Taxing Jurisdiction, (2) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above and (3) that all governmental requirements necessary for the Issuer or any successor to the Issuer to effect the redemption have been complied with.
Section 3.02    Applicability of Article. Redemption of Notes at the option of the Issuer, as permitted by Section 3.01 or required by any provision of this Indenture, shall be made in accordance with such provision and this Article 3.
Section 3.03    Election to Redeem; Notice to Trustee. The election of the Issuer to redeem the Notes pursuant to Section 3.01(b), Section 3.01(c), Section 3.01(d), or Section 3.01(e) shall be evidenced by a Resolution. In case of any redemption of Notes at the election of the Issuer, the Issuer shall, at least 5 days before a notice of redemption is required to be sent or caused to be sent to Holders pursuant this Section 3.03 (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such redemption date.
Section 3.04    Notice of Redemption by the Issuer. In the case of redemption of Notes pursuant to Section 3.01(b), Section 3.01(c), Section 3.01(d), or Section 3.01(e), notice of redemption shall be delivered at least 10 days, but not more than 60 days, before the redemption date to each Holder of any Note to be redeemed by first-class mail at its registered address, or otherwise in accordance with the procedures of DTC, and such notice shall be irrevocable.
The notice shall state:
(i)the redemption date;
(ii)the redemption price;
(iii)the name and address of the Paying Agents;

(iv)that Notes called for redemption must be surrendered to a Paying Agent to collect the redemption price;
(v)that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes or portions thereof called for redemption ceases to accrue on and after the redemption date;
(vi)the paragraph of the Notes pursuant to which the Notes called for redemption are being redeemed;
(vii)the CUSIP and ISIN number, if any;
(viii)that no representation is made as to the correctness or accuracy of the CUSIP and ISIN number, if any, listed in such notice or printed on the Notes; and
(ix)any conditions precedent to such redemption.
At the Issuer’s election and at its request, made in writing to the Trustee at least 15 Business Days before a date for redemption of Notes, the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense; provided that the Issuer shall deliver to the Trustee, at least 10 days prior to the redemption date, an Officer’s Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.
Section 3.05    Deposit of Redemption Price. By 10:00 a.m. (New York time), no later than one Business Day prior to the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest (payable as Cash Interest) on the Notes other than Notes that have been delivered by the Issuer to the Trustee at least 10 days prior to the redemption date for cancellation. The Issuer shall request that the bank through which such payment is to be made agree to supply to the Paying Agent by 10:00 a.m. (New York time) two Business Days prior to the due date from any such payment an irrevocable confirmation (by facsimile) of its intention to make such payment.

Section 3.06    Effect of Notice of Redemption. Notice of redemption having been given as aforesaid, the Notes shall, on the redemption date, become due and payable at the applicable redemption price (together with accrued and unpaid interest (payable as Cash Interest), if any, to the redemption date), and from and after such date (except in the event of a default in the payment of the redemption price and accrued and unpaid interest (payable as Cash Interest)) such Notes shall cease to bear interest. Upon surrender of any such Note for redemption in accordance with such notice, such Note shall be paid by the Issuer at the redemption price, together with accrued and unpaid interest (payable as Cash Interest), if any, to the redemption date; provided, however, that installments of interest whose Payment Date is on or prior to the redemption date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Dates according to their terms.
If any Note to be redeemed shall not be so paid upon surrender thereof in accordance with the Issuer’s instructions for redemption, the principal shall, until paid, bear interest from the redemption date at the rate borne by the Notes. Upon surrender to the Paying Agent, such Notes shall be paid at the applicable redemption price, plus accrued and unpaid interest (payable as Cash Interest) to the redemption date; provided, however, that installments of interest payable on or prior to the redemption date shall be payable to the Holders of such Notes registered as such at the close of business on the relevant Record Date according to their terms.
Section 3.07    Notes Redeemed In Part. Upon surrender of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder thereof (at the Issuer’s expense) a new Note, equal in a principal amount to the unredeemed portion of the Note surrendered; provided that each new Note shall be in a principal amount of U.S.$200,000 or an integral multiple of U.S.$1.00 in excess thereof.
For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Notes shall relate, in the case of any Note redeemed or to be redeemed only in part, to the portion of the principal amount of such Note which has been or is to be redeemed.
ARTICLE 4
COVENANTS
Section 4.01    Payment of Principal and Interest Under the Notes. The Issuer shall punctually pay the principal of and interest on the Notes on the dates and in the manner provided in the form of Note set forth as Exhibit A. By 10:00 a.m. (New York time), no later than one Business Day prior to any Payment Date, the Issuer shall irrevocably deposit with the Trustee or with the Paying Agent money sufficient to pay such principal and interest. Interest shall be payable as PIK Interest unless the terms of this Indenture and/or the Notes expressly require payment as Cash Interest or the Issuer elects to pay Cash Interest pursuant to Section 2.05(e) hereof.

The Issuer shall pay interest (payable as Cash Interest) on any overdue principal or installments of interest (whether as PIK Interest or Cash Interest) and any other overdue amounts, to the extent lawful, at the rate borne by the Notes plus 2% per annum (which interest, once accrued, shall be immediately due and payable by the Issuer to the Holders without declaration or other act).
No interest shall be payable hereunder in excess of the maximum rate permitted by applicable law.
Section 4.02    Maintenance of Office or Agency. The Issuer shall maintain in each place of payment for the Notes an office or agency where Notes may be presented or surrendered for payment and where notices and demands to or upon the Issuer in respect of the Notes and this Indenture may be served. The Corporate Trust Office of the Trustee shall be such office or agency of the Issuer, unless the Issuer shall designate and maintain some other office or agency for one or more of such purposes. The Issuer shall give prompt written notice to the Trustee of any change in the location of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Issuer hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.
Section 4.03    Money for Note Payments to Be Held in Trust. If the Issuer shall at any time act as its own Paying Agent, it shall, on or before each due date of principal of or interest on any of the Notes, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and shall promptly notify the Trustee of its action or failure so to act.
Whenever the Issuer shall have one or more Paying Agents for the Notes, it shall, on or before each due date of principal of or interest on any Notes, irrevocably deposit with a Paying Agent a sum sufficient to pay such principal and interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Issuer shall promptly notify the Trustee in writing of such action or any failure so to act.
Each Paying Agent, subject to the provisions of this Section 4.03, shall:
(i)hold all sums held by it for the payment of principal of or interest on Notes in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein; provided, however, such sums need not be segregated from other funds held by it, except as required by law;

(ii)give the Trustee written notice of any Default by the Issuer (or any other obligor upon the Notes) in the making of any payment of principal or interest; and
(iii)at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
The Issuer shall cause the Paying Agent to execute and deliver an instrument in which such Paying Agent shall agree with the Trustee to act as a Paying Agent in accordance with this Section 4.03.
The Issuer may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Issuer Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Issuer or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Issuer or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such sums.
Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of principal of or interest on any Note and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Issuer at the request of the Issuer, or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall, upon request and at the expense of the Issuer, cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, The City of New York notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

Section 4.04    Maintenance of Partnership and Corporate Existence. The Issuer and each Guarantor shall and shall cause each of its Subsidiaries to, (i) maintain in effect its corporate (or partnership, in respect of the Issuer and any other Subsidiaries that are partnerships) existence (as applicable) and all registrations necessary therefor, provided that, other than with respect to the Issuer, these restrictions shall not prohibit any transactions permitted by Article 5 or the merger of any Subsidiary of a Guarantor with or into either Guarantor or with or into any other Wholly-Owned Subsidiary of either Guarantor; (ii) take all reasonable actions to maintain all rights, privileges, titles to property, franchises and the like necessary in the normal conduct of its business, activities or operations; and (iii) maintain or cause to be maintained in good repair, working order and condition (normal wear and tear excepted) all properties used in their business; provided, however, that none of the Issuer, any Guarantor or any of their respective Subsidiaries shall be prevented from discontinuing those operations (including through the transfer or dissolution of any such Subsidiary) or suspending the maintenance of those properties (including through the sale thereof) which, in the reasonable judgment of the Issuer or the applicable Guarantor are no longer necessary in the conduct of its business, or that of its Subsidiaries; and provided, further, that such discontinuation of operations or suspension of maintenance shall not be materially disadvantageous to the Holders of the Notes.
Section 4.05    Payment of Taxes and Claims. The Issuer and each Guarantor shall, and shall cause each of their respective Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its property in respect of any of its franchises, businesses, income or profits before any penalty or interest accrues thereon, and pay all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon its property; provided, however, that any such payment shall not be required unless the failure to make such payment would have a material adverse effect upon the financial condition of the Issuer and the Guarantors and their respective Subsidiaries considered as one enterprise or a material adverse effect on the performance of the Issuer’s or such Guarantor’s obligations hereunder; and provided, further, that no such charge or claim need be paid while it is being contested in good faith by appropriate proceedings and if appropriate reserves or other provisions shall have been made therefor.

Section 4.06    Payment of Additional Amounts. (a) All payments (including PIK Payments and any premium paid upon redemption of the Notes) by or on behalf of the Issuer or a successor in respect of the Notes or by or on behalf of any Guarantor or a successor in respect of the Note Guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, or other governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of Brazil, the United States or any authority therein or thereof or any other jurisdiction in which the Issuer or the Guarantors (or, in each case, their successor) are organized or doing business or from or through which payments are made in respect of the Notes or the Note Guarantees, or any political subdivision or taxing authority thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless the Issuer or the Guarantors (or their respective successor) or any paying agent is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. If the Issuer, a Guarantor or a paying agent is compelled by law to make such deduction or withholding, the Issuer or the Guarantors (or their respective successor) will make such deduction or withholding, make payment of the amount so withheld to the appropriate Governmental Authority and pay such additional amounts as may be necessary to ensure that the net amounts received by registered Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest (or other amounts stated to be payable under or in respect of the Notes) which would have been received in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). Notwithstanding the foregoing, no such Additional Amounts shall be payable:
(i)to, or to a third party on behalf of, a Holder who is liable for such Taxes in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights under this Indenture and the receipt of payments with respect to the Note;
(ii)in respect of Taxes that would not have been so withheld or deducted if the Note had been surrendered or presented for payment (if surrender or presentment is required) not more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii)to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder’s failure to comply (to the extent it is legally eligible to do so) with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law or an applicable income treaty as a precondition to, exemption from, or reduction in the rate of, the Tax and (2) the Issuer has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement;
(iv)in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar Tax, other than as provided in Section 4.06(i);
(v)in respect of any Tax which is payable other than by deduction or withholding from payments under or with respect to the Note or any Note Guaranty; or
(vi)in respect of any combination of the above.
(b)Notwithstanding anything to the contrary in this Section 4.06, none of the Issuer, the Guarantors, their respective successors, the Paying Agent or any other person shall be required to pay any Additional Amounts with respect to any payment in respect of any Taxes imposed under Sections 1471 through 1474 of the Code, or any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections, or imposed pursuant to any intergovernmental agreement or any agreement entered into pursuant to section 1471(b)(1) of the Code.
(c)No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.
(d)Payments on the Notes are subject in all cases to any applicable tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Issuer nor the Guarantors shall be required to pay Additional Amounts with respect to any Tax imposed by any government or a political subdivision or taxing authority thereof or therein.

(e)In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Issuer.
(f)Any reference in this Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Issuer or the Note Guarantees by the Guarantors (or their successors) will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Section.
(g)Each of the Issuer and the Guarantors covenants that if any of the Issuer or the Guarantors, as applicable, is required under applicable law to make any deduction or withholding on payments of principal of or interest (including PIK Interest) on the Notes for or on account of any tax, duty, assessment or other governmental charge, at least 10 days prior to the first payment date on the Notes and at least 10 days prior to each payment date thereafter where such withholding is required, the Issuer or the Guarantor, as applicable, shall furnish the Trustee and the Paying Agent with an Officer’s Certificate (but only if there has been any change with respect to the matters set forth in any previously delivered Officer’s Certificate) instructing the Trustee and the Paying Agent as to whether such payment of principal of or interest on the Notes shall be made without deduction or withholding for or on account of any tax, duty, assessment or other governmental charge, or, if any such deduction or withholding shall be required by the Taxing Jurisdiction, then such certificate shall: (i) specify the amount required to be deducted or withheld on such payment to the relevant recipient; (ii) certify that the Issuer or the Guarantors, as applicable, shall pay such deduction or withholding amount to the appropriate taxing authority; and (iii) certify that the Issuer or the Guarantors, as applicable, shall pay or cause to be paid to the Trustee or the Paying Agent such Additional Amounts as are required by this Section 4.06.
(h)Each of the Issuer and the Guarantors (or their respective successor) will pay any Taxes required to be deducted or withheld pursuant to applicable law and will furnish to the Holders, within 60 days after the date such payment is due, either certified copies of tax receipts evidencing such payment, or, if such receipts are not obtainable, other evidence of such payments reasonably satisfactory to the Holders.

(i)The Issuer or the Guarantors, as applicable, will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes or any other similar Taxes and any penalties, additions to tax or interest due with respect thereto imposed by any Taxing Jurisdiction (or any political subdivision or Governmental Authority thereof or therein having power to tax) with respect to the initial execution, delivery or registration of the Notes, or the subsequent performance, redemption or retirement of the Notes or any other document or instrument relating thereto.
(j)The obligations of the Issuer and the Guarantors pursuant to this Section 4.06 shall survive termination, defeasance or discharge of this Indenture, payment of the Notes and/or resignation or removal of the Trustee or the Paying Agent.
Section 4.07    Reporting Requirements. The Guarantors shall provide the Trustee with the following reports (and shall also provide the Trustee with sufficient copies, as required, of the reports referred to in clauses (i)-(iii) of this Section 4.07 for distribution, at the Issuer’s expense, to all Holders of Notes):
(i)an English language version of Azul’s annual audited consolidated financial statements prepared in accordance with IFRS promptly upon such financial statements becoming available but not later than 120 days after the close of its fiscal year;
(ii)an English language version of Azul’s unaudited interim condensed consolidated financial statements prepared in accordance with IFRS promptly upon such statements becoming available but not later than 60 days after the close of each fiscal quarter (other than the last fiscal quarter of its fiscal year);
(iii)without duplication, English language versions or summaries of such other reports or notices as may be filed or submitted by (and promptly after filing or submission by) the Guarantors with (a) the CVM or (b) the SEC (in each case, to the extent that any such report or notice is generally available to security holders of the Guarantors or the public in Brazil or elsewhere and, in the case of clause (b), is filed or submitted pursuant to Rule 12g3-2(b) under, or Section 13 or 15(d) of, the Exchange Act, or otherwise);
(iv)no later than 45 days after the end of each fiscal quarter (or, in respect of the last fiscal quarter in its fiscal year, 60 days), an Officer’s Certificate of Azul, certifying the Liquidity as of the last day of such fiscal quarter; and
(v)as soon as possible, and in any event within five Business Days after the Issuer or a Guarantor becoming aware of the occurrence of a Default or an Event of Default that is continuing, an Officer’s Certificate specifying such Default or Event of Default and what action the Issuer or the Guarantors or their respective subsidiaries are taking or propose to take with respect thereto.

Delivery of the above reports to the Trustee is for informational purposes only and the Trustee’s receipt of such reports shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s or the Guarantors’ compliance with any of their covenants in this Indenture (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates). The requirement to provide any report to the trustee shall be deemed satisfied if such report has been filed with the SEC through the Electronic Data Gathering Analysis and Retrieval (EDGAR) system (or any successor method of filing) or if such report is made available on the Guarantors’ websites (and the Guarantors shall provide the relevant URL to the Trustee upon request). The Trustee shall have no responsibility to determine if and when any reports have been made available online.
Section 4.08    Available Information. Each of the Issuer and the Guarantors shall take all action necessary to provide information to permit resales of the Notes pursuant to Rule 144A, including furnishing to any Holder of a Note or owner of a beneficial interest in a Global Note, or to any prospective purchaser designated by such a Holder or beneficial owner, upon request to such Holder or beneficial owner, financial and other information required to be delivered under paragraph (d)(4) of Rule 144A (as amended from time to time and including any successor provision) unless, at the time of such request, the Issuer or either Guarantor is subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act or is exempt from such requirements pursuant to Rule 12g3-2(b) under the Exchange Act (as amended from time to time and including any successor provision).
Section 4.09    Limitations on the Issuer. The Issuer may not own any material assets or other property, other than Debt or other obligations owing to the Issuer by the Guarantors and Subsidiaries, securities issued by Affiliates of the Issuer, Cash Equivalents and Marketable Securities, or engage in any trade or conduct any business other than treasury, financing pursuant to the Notes or any other unsecured Debt of the Issuer guaranteed by the Guarantors and/or any of their respective Subsidiaries, cash management, hedging relating to the Notes or other unsecured Debt of the Issuer guaranteed by the Guarantors and/or any of their respective Subsidiaries and cash pooling activities and activities incidental thereto. In addition, the Issuer will not incur any material liabilities or obligations other than its obligations pursuant to the Notes and obligations pursuant to other unsecured Debt guaranteed by the Guarantors and/or any of their respective Subsidiaries.

Section 4.10    Limitation on Transactions with Affiliates. The Issuer and the Guarantors will not, nor will the Guarantors permit any of their respective Subsidiaries to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Issuer or the Guarantors other than itself or any of their respective Subsidiaries, (an “Affiliate Transaction”) unless the terms of such Affiliate Transaction are no less favorable to the Issuer or the Guarantors or such Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm’s length dealings with a person who is not an Affiliate.
Section 4.11    Limitation on Restricted Payments.
(a)Azul will not, and will not permit any of its Subsidiaries to, directly or indirectly, take any of the following actions:
(i)declare or pay any dividend or make any distribution on the Capital Stock of Azul or any of its Subsidiaries to holders of such Capital Stock, other than:
(A)dividends or distributions payable in Qualified Capital Stock of Azul or any of its Subsidiaries;
(B)dividends or distributions payable to Azul or any of its Subsidiaries; or
(C)dividends or distributions made on a pro rata basis to Azul or any of its Subsidiaries, on the one hand, and minority holders of Capital Stock of a direct or indirect Subsidiary of Azul, on the other hand (or on a less than pro rata basis to any minority holder);
(ii)purchase, redeem or otherwise acquire or retire for value any Capital Stock of Azul;
(iii)make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value (collectively for purposes of this clause (iii), a “purchase”) any Subordinated Indebtedness of the Issuer or any of the Guarantors (excluding any intercompany Debt between or among Azul and any of its Subsidiaries), except any scheduled payment of interest and any purchase within one year of the scheduled maturity thereof; or
(iv)make any Restricted Investment,
(all such payments and other actions set forth in clauses (i) to (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of the Restricted Payment and after giving pro forma effect to such Restricted Payment:

(v)no Default or Event of Default has occurred and is continuing as of such time;
(vi)such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Azul and its Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (ii) through (xi) of paragraph (b) below), is less than the sum, without duplication, of:
(A)(x) 50% of the Consolidated Net Income of Azul for the period from July 1, 2023 to the last day of Azul’s most recently completed fiscal quarter for which financial statements have been provided pursuant to the terms of this Indenture (or, if such Consolidated Net Income for such period is a loss, less 100% of such loss) accrued on a cumulative basis during the period, taken as one accounting period, less (y) Permitted Brazilian Dividends paid since the Issue Date; plus
(B)100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by Azul after the Issue Date as a contribution to its equity capital or from the issue or sale of Qualified Capital Stock (other than Qualified Capital Stock sold to a Subsidiary of Azul); plus
(C)100% of the aggregate net cash proceeds and the Fair Market Value of non-cash consideration received by Azul or any of its Subsidiaries from the issue or sale of convertible or exchangeable Disqualified Capital Stock of Azul or any of its Subsidiaries or convertible or exchangeable debt securities of Azul or any of its Subsidiaries (regardless of when issued or sold), or in connection with the conversion or exchange thereof, in each case that have been converted into or exchanged since the Issue Date for Qualified Capital Stock (other than Qualified Capital Stock and convertible or exchangeable Disqualified Capital Stock or debt securities sold to a Subsidiary of Azul); plus
(D)to the extent that any Restricted Investment that was made after the Issue Date pursuant to this paragraph (a) is sold (other than to Azul or any of its Subsidiaries) or otherwise cancelled, liquidated or repaid for cash, the amount of cash received by Azul or any of its Subsidiaries in respect of such sale, liquidation or disposition or the Fair Market Value of property received by Azul or any of its Subsidiaries in respect of such sale, liquidation or disposition (in each case, less the cost of disposition, liquidation or repayment, if any, paid or to be paid by Azul or any of its Subsidiaries); plus

(E)to the extent that any Restricted Investment that was made after the Issue Date pursuant to this paragraph (a) is made in a Person that subsequently becomes a Subsidiary of Azul, the amount of the Restricted Investments that was made in such Person by Azul or any of its Subsidiaries; plus
(F)the amount of cash received by Azul or any of its Subsidiaries as repayment of loans which constituted Restricted Investments made by Azul or any of its Subsidiaries after the Issue Date pursuant to this paragraph (a) or the value of guarantees granted after the Issue Date by Azul or any of its Subsidiaries which constituted Restricted Investments pursuant to this paragraph (a) that have been released in full.
(b)Notwithstanding anything to the contrary in Section 4.11(a), but without prejudice to Section 4.11(h), the provisions of clause Section 4.11(a) shall not prohibit (and Azul and its Subsidiaries shall be permitted, directly or indirectly, to undertake) any or all of the following:
(i)the declaration and payment of the minimum mandatory dividend (dividendo mínimo obrigatório) established, where applicable, in the by-laws of Azul or any of its Subsidiaries in effect on the Issue Date, in accordance with the first part (caput) of article 202 of the Brazilian Federal Law No. 6404/76, including any interest on equity (juros sobre o capital próprio) paid for the purposes of the minimum mandatory dividend (and deducted from the minimum mandatory dividend), provided that the Board of Directors of Azul or such Subsidiary have not determined that any such payment of mandatory dividends would be inadvisable given the financial condition of Azul or such Subsidiary (the “Permitted Brazilian Dividends”);
(ii)the payment of any dividend or distribution within 60 days after the date of declaration thereof, or at the date established in the shareholders’ meeting approving the declaration thereof, if, at the date of declaration, such payment would have complied with the provisions of this Indenture;
(iii)the acquisition of any shares of Capital Stock of Azul in exchange for Qualified Capital Stock of Azul;
(iv)the making of any Restricted Payment in exchange for, or out of, or with the net cash proceeds of, the substantially concurrent sale (other than to a Subsidiary of Azul) of, Qualified Capital Stock of Azul, or from the substantially concurrent contribution (other than from a Subsidiary of Azul) to the equity capital of Azul; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will not be considered net cash proceeds of Qualified Capital Stock for the purposes of Section 4.11(a)(vi)(C);

(v)the purchase, repurchase, redemption, prepayment, defeasance, redemption or other acquisition or retirement for value of any Subordinated Indebtedness in exchange for, or through the application of net cash proceeds of, a substantially concurrent sale (other than to a Subsidiary of Azul), of Qualified Capital Stock of Azul, a substantially concurrent contribution to the equity capital of Azul, or the incurrence of Permitted Refinancing Subordinated Indebtedness in respect of such Subordinated Indebtedness; provided however that any such Subordinated Indebtedness shall have a maturity date occurring after each maturity date under the Notes;
(vi)the repurchase, redemption, acquisition or retirement for value of any Capital Stock of Azul or any of its Subsidiaries held by any current or former officer, director, member, consultant or employee (or their estates or beneficiaries of their estates) of Azul or any of its Subsidiaries pursuant to any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement, arrangement or plan; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Capital Stock may not exceed US$25,000,000 (or the equivalent thereof in other currencies at the time of determination) in any twelve-month period; provided that Azul or any of its Subsidiaries may carry over and make in subsequent twelve-month periods, in addition to the amounts permitted for such twelve-month period, up to US$15,000,000 (or the equivalent thereof in other currencies at the time of determination) of unutilized capacity under this clause (vi) attributable to the immediately preceding twelve-month period;
(vii)repurchases of Capital Stock or other Restricted Payments deemed to occur upon (i) the exercise of stock options, warrants or other securities convertible or exchangeable into Capital Stock or any other securities, to the extent such Capital Stock represents all or a portion of the exercise price thereof, or (ii) the withholding of a portion of Capital Stock issued to current or former officer, director, member, consultant or employee (or their estates or beneficiaries of their estates) under any management equity plan or equity subscription agreement, stock option agreement, shareholders’ agreement or similar agreement, arrangement or plan of Azul or its Subsidiaries to cover withholding tax obligations of such persons in respect of such issuance;
(viii)payments of cash, dividends, distributions, advances, Capital Stock or other Restricted Payments by Azul or any of its Subsidiaries to allow the payment of cash in lieu of the issuance of fractional shares upon the exercise, conversion or exchange (as applicable) of stock options, warrants or securities or exchangeable into Capital Stock of Azul;

(ix)Restricted Payments in respect of any restricted stock units or other instruments or rights whose value is based in whole or in part on the value of any Capital Stock of Azul or any of its Subsidiaries issued to any current or former officer, director, member, consultant or employee of Azul or any of its Subsidiaries;
(x)so long as no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, the declaration and payment of regularly scheduled or accrued dividends, distributions or payments to holders of any class or series of Disqualified Capital Stock or Subordinated Indebtedness or any preferred stock of any Subsidiary of Azul, required to be paid pursuant to the terms thereof, either outstanding on the Issue Date or issued on or after the Issue Date in compliance with the terms of this Indenture;
(xi)in the event of a Change of Control, and if no Default or Event of Default has occurred and is continuing, including after giving effect thereto, the payment, purchase, redemption, defeasance or other acquisition or retirement of any Subordinated Indebtedness, in each case, at a purchase price not greater than 101% of the principal amount of such Subordinated Indebtedness plus any accrued and unpaid interest thereon, and additional amounts, if any; and
(xii)so long as no Default or Event of Default has occurred and is continuing or would exist after giving pro forma effect thereto, Restricted Payments in an amount which, when taken together with all Restricted Payments made pursuant to this clause (xii) after the Issue Date, does not exceed the greater of (i) US$200,000,000 (or the equivalent thereof in other currencies at the time of determination) and (ii) 5.00% of Consolidated Total Assets as of the date of such Restricted Payment.
(c)In the case of any Restricted Payment that is not in cash, the amount of such non-cash Restricted Payment will be the Fair Market Value on the date of such Restricted Payment of the property, assets or securities proposed to be paid, transferred or issued by Azul or the relevant Subsidiary of Azul, as the case may be, pursuant to such Restricted Payment.
(d)For purposes of determining compliance with this Section 4.11, if a proposed Restricted Payment (or portion thereof) meets the criteria of more than one of the categories of Restricted Payments described in clauses (i) through (xii) above of paragraph (b), or is entitled to be made pursuant to paragraph (a), Azul and its Subsidiaries will be entitled to classify on the date of its payment or later reclassify such Restricted Payment (or portion thereof) in any manner that complies with this Section 4.11.
(e)The payment on or with respect to, and the purchase, prepayment, redemption, defeasance or other acquisition or retirement for value of any Debt of Azul or any of its Subsidiaries that is not Subordinated Indebtedness shall not constitute a Restricted Payment and therefore will not be subject to any of the restrictions described in this Section 4.11.

(f)As used in this Section 4.11 in respect of any of the Subsidiaries of Azul that is a partnership, a limited liability partnership, a limited liability company or similar form, dividends shall be deemed to refer to any distribution similar to a dividend.
(g)Subject to compliance with applicable law, Azul agrees not to propose to its shareholders that the by-laws of Azul be amended to increase the minimum mandatory dividend (dividendo mínimo obrigatório) above the minimum mandatory dividend (dividendo mínimo obrigatório) in the by-laws of Azul in effect on the Issue Date.
(h)Notwithstanding any other provision of this Indenture, the Issuer shall only be permitted to make any Restricted Payment if such Restricted Payment is either (i) required pursuant to this Indenture or the Notes, or (ii) required by or directly relates to the business and activities set out in Section 4.09.
Section 4.12    Repurchase of Notes upon a Change of Control. Not later than 30 days following a Change of Control Event, the Issuer or the Guarantors will make an Offer to Purchase all Outstanding Notes at a purchase price equal to 101% of the principal amount plus accrued interest (payable as Cash Interest) up to, but not including the date of repurchase; provided that the Issuer or the Guarantors shall not be required to make such an Offer to Purchase if (a) third party makes such an Offer to Purchase in the manner, at the times and otherwise in compliance with, the requirements set forth in this Section 4.12 with respect to an Offer to Purchase made by the Issuer or the Guarantors and (b) such third party purchases all Notes validly tendered and not withdrawn under its Offer to Purchase.
An “Offer to Purchase” must be made by written offer (a copy of which shall be delivered to the Trustee), which will specify the purchase price. The offer must specify an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer and a settlement date for the purchase (the “purchase date”) not more than five Business Days after the expiration date. An Offer to Purchase may be made in advance of a Change of Control and conditioned on a Change of Control occurring if a definitive agreement is in place at the time such conditional Offer to Purchase is made that, if consummated, would result in a Change of Control. The offer must include information required by the Securities Act, Exchange Act or any other applicable laws. The offer will also contain instructions and materials necessary to enable Holders to tender notes pursuant to the offer.
A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a denomination of U.S.$200,000 and integral multiples of U.S.$1.00 principal amount in excess thereof. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price will become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased will cease to accrue on and after the purchase date.

The Issuer and the Guarantors will comply with Rule 14e-1 under the Exchange Act (to the extent applicable) and all other applicable laws in making any Offer to Purchase, and the above procedures will be deemed modified as necessary to permit such compliance.
Section 4.13    Listing. The Issuer and the Guarantors will, promptly following the filing with the SEC of its annual report on Form 20-F for the year ended December 31, 2024, and by no later than May 30, 2025, apply to list the Notes on the Official List of the SGX-ST and maintain such listing. If it becomes impracticable or unduly burdensome to obtain or maintain the listing of the Notes on the SGX-ST, the Issuer and the Guarantors will procure and maintain an alternative admission to listing, trading and/or quotation for the Notes by another internationally-recognized stock exchange prior to the Issuer and the Guarantors delisting the Notes from the SGX-ST or any successor exchange.
Section 4.14    Financial Covenant. Azul shall maintain minimum Liquidity at the end of each fiscal quarter of at least R$1,500,000,000.
Section 4.15    Maintenance of Rating. The Issuer and the Guarantors shall cooperate with Rating Agencies in obtaining a rating for the Notes from any two Rating Agencies and shall use commercially reasonable efforts to cause the Notes to be continuously rated by any two Rating Agencies but shall not be required to obtain any specific rating. The Issuer and the Guarantors shall use commercially reasonable efforts to provide the relevant Rating Agencies (at their sole expense) such reports, records and documents as such Rating Agency shall reasonably request to monitor or affirm such ratings, except to the extent the disclosure of any such document or any such discussion would result in the violation of any contractual or legal obligation of the Issuer or either Guarantor; provided that the failure by the Issuer or the Guarantors to obtain such a rating after using commercially reasonable efforts shall not constitute an Event of Default.
Section 4.16    Stay, Extension and Usury Laws. The Issuer and each Guarantor covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law has been enacted.

Section 4.17    Regulatory Matters. Azul will or, as applicable, will procure that Azul Linhas will:
(i)maintain at all times a valid airline operating certificate (Certificado de Operador Aéreo) issued by the Brazilian National Civil Aviation Agency (Agência Nacional de Aviação Civil), or any successor certificate or agency; and
(ii)possess and maintain all necessary certificates, exemptions, franchises, licenses, permits, designations, rights, concessions, authorizations, frequencies and consents that are material to the conduct of the business and operations of Azul and its Subsidiaries (including Azul Linhas) as currently conducted, except to the extent that any failure to possess or maintain would not reasonably be expected to result in a Material Adverse Effect.
Section 4.18    Compliance with Laws. Azul shall comply, and cause each of its Subsidiaries to comply, with all applicable laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where such noncompliance, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
Section 4.19    Restrictions on Business Activities. Azul will not, and will not permit any of its Subsidiaries to, engage in any business other than the Permitted Airline Business, except to such extent as would not reasonably be expected to have a Material Adverse Effect.
ARTICLE 5
CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE
Section 5.01    Limitation on Consolidation, Merger or Transfer of Assets. The Guarantors shall not consolidate with or merge with or into, or sell, convey, transfer or dispose of, or lease all or substantially all of its assets as an entirety or substantially as an entirety, in one transaction or a series of related transactions, to, any Person, unless:
(i)the resulting, surviving or transferee Person (if not the Guarantors) shall be a Person organized and existing under the laws of Brazil or the United States, or any other country (or political subdivision thereof) that is a member country of the European Union or of the Organisation for Economic Co-operation and Development on the date of this Indenture, and such Person expressly assumes, by a supplemental indenture hereto, executed and delivered to the Trustee, all the obligations of the Guarantors under this Indenture and the Notes;

(ii)the resulting, surviving or transferee person (if not the Guarantors), if organized and existing under the laws of a jurisdiction other than Brazil, undertakes in such supplemental indenture, (i) to pay such Additional Amounts in respect of principal (and premium, if any) and interest as may be necessary in order that every net payment made in respect of the Notes after deduction or withholding for or on account of any present or future tax, duty, assessment or other governmental charge imposed by such other country or any political subdivision or taxing authority thereof or therein shall not be less than the amount of principal (and premium, if any) and interest then due and payable on the Notes subject to the same exceptions set forth under Section 4.06(a)(i)-(vi) and (ii) that the provisions set forth in Section 3.01(e) shall apply to such person, but in both cases, replacing existing references in such Section to Brazil with references to the jurisdiction of organization of the resulting, surviving or transferee Person, as the case may be;
(iii)immediately prior to such transaction and immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(iv)the Guarantors shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture, if any, comply with this Indenture.
The Trustee shall accept such Officer’s Certificate and Opinion of Counsel as sufficient evidence of the satisfaction of the conditions precedent set forth in this Section 5.01, in which event it shall be conclusive and binding on the Holders.
Section 5.02    Successor Substituted. Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of either Guarantor in accordance with Section 5.01 in which such Guarantor is not the continuing obligor under this Indenture, the surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of such Guarantor under this Indenture with the same effect as if such successor had been named as a Guarantor therein. When a successor assumes all the obligations of its predecessor under this Indenture and the Notes the predecessor shall be released from those obligations (including the Note Guarantee of such predecessor Guarantor); provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Notes.

ARTICLE 6
EVENTS OF DEFAULT AND REMEDIES
Section 6.01    Events of Default. The term “Event of Default” means, when used herein, any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to, or as a result of any failure to obtain, any authorization, order, rule, regulation, judgment or decree of any governmental or administrative body or court):
(a)the Issuer defaults in any payment of interest (including any related Additional Amounts) on any Note (irrespective of whether payment was to be made in the form of PIK Interest or Cash Interest) when the same becomes due and payable, and such default continues for a period of five Business Days;
(b)the Issuer defaults in the payment of the principal (including any related Additional Amounts) of any Note when the same becomes due and payable upon acceleration or redemption or otherwise, or the Issuer or any Guarantor defaults on any contractual obligation to purchase or repurchase any of the Notes;
(c)the Issuer or either Guarantor fails to comply with any of its covenants or agreements in the Notes or this Indenture (other than those referred to in clauses (a) and (b) of this Section 6.01), and such failure continues for 45 days after the earlier of (i) a Responsible Officer of the Issuer or a Guarantor obtaining knowledge of such failure or (ii) receipt by the Issuer or a Guarantor of notice of such failure from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes; provided that, if the Issuer or such Guarantor is proceeding with diligence and good faith to cure or remedy such failure and such failure is susceptible to cure or remedy, such 45-day period shall be extended to 60 days in the aggregate (inclusive of the original 45-day period); provided further that the cure period for any failure shall commence upon receipt of notice of such failure by the Issuer or either Guarantor from any beneficial Holder (who certifies their beneficial holdings in such notice and attaches documentary evidence thereof) if such failure is subsequently confirmed by the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes;

(d)the Issuer, either Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Issuer, either Guarantor, or any such Significant Subsidiary (or the payment of which is guaranteed by the Issuer, either Guarantor, or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of this Indenture, which default (i) is caused by failure to pay interest on, principal of, or premium, if any, on, such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (ii) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;
(e)one or more final judgments or decrees for the payment of money of U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate (determined net of any amount covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Issuer, either Guarantor, or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (ii) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;
(f)a decree or order by a court having jurisdiction has been entered adjudging the Issuer, either Guarantor or any Significant Subsidiary as bankrupt or insolvent, or an involuntary case, petition, claim or other proceeding is commenced or filed for relief against the Issuer, either Guarantor or any Significant Subsidiary under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or which seeks the appointment of a trustee, receiver, judicial administrator, liquidator, custodian or other similar official of it or any substantial part of its property, and such decree or order or involuntary proceeding continues undischarged, undismissed or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction for the appointment of a receiver, administrator or liquidator or for the administration, liquidation or dissolution of the Issuer, either Guarantor or any Significant Subsidiary has been entered, and such decree or order continues undischarged, undismissed or unstayed for a period of 60 days; provided that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Issuer, either Guarantor or any Significant Subsidiary;

(g)the Issuer, either Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, administration, reorganization, a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006, a restructuring plan under Part 26A of the United Kingdom Companies Act 2006 or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, vendor, administrator, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, either Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Issuer, either Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;
(h)any event occurs that under the laws of Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (f) or (g);
(i)(A) any material provision of this Indenture or the Notes ceases to be a valid and binding obligation of the Issuer or any Guarantor, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of this Indenture or the Notes or (B) the Note Guarantees shall fail to remain in full force or effect (other than in accordance with the terms of this Indenture) or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such Note Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of such Note Guaranty, or any Guarantor shall deny that it has any further liability under such Note Guaranty, provided that, in each case, unless Azul or any of its Subsidiaries shall have contested or challenged, other than good faith disputes regarding interpretation of contractual provisions or the validity or enforceability of any material portion of any Note Guaranty, such breach shall not be an Event of Default unless such breach, to the extent curable, continues unremedied or uncured for more than 20 Business Days after the earlier of (x) a Responsible Officer of the Issuer or a Guarantor obtaining knowledge of such default or (y) receipt by the Issuer of written notice from the Trustee of such default; provided that, if such Person is proceeding with diligence and good faith to cure or remedy such default and such default is susceptible to cure, such 20 Business Days shall be extended as may be necessary to cure such failure, such extended period not to exceed 30 Business Days in the aggregate (inclusive of the original 20 Business Day period); or
(j)Azul ceases to own directly or indirectly 100% of the outstanding share capital of the Issuer.

As soon as possible, and in any event within 15 Business Days after the Issuer or a Guarantor becomes aware of the existence of a Default or an Event of Default, the Issuer or either Guarantor shall deliver to a Responsible Officer of the Trustee an Officer’s Certificate setting forth the details thereof and the action which the Issuer and the Guarantors or their respective Subsidiaries are taking or propose to take with respect thereto.
Section 6.02    Acceleration of Maturity, Rescission and Amendment. If an Event of Default (other than an Event of Default specified in Section 6.01(b), Section 6.01(f), Section 6.01(g) or Section 6.01(h)) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest on all Notes to be due and payable immediately, by a notice in writing to the Issuer and the Guarantors (and to the Trustee, if the notice is given by the Holders), stating that such notice is an “acceleration notice,” and upon any such declaration such amounts shall become due and payable immediately in cash. If an Event of Default specified in Section 6.01(b), Section 6.01(f), Section 6.01(g) or Section 6.01(h) occurs and is continuing, then the principal of and accrued and unpaid interest on all Notes shall become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder.
At any time after the Outstanding Notes are accelerated pursuant to the paragraph above and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal amount of the Notes by written notice to the Issuer and the Trustee may rescind or annul such declaration if:
(i)the Issuer has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest in cash on Outstanding Notes, (B) all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, (C) to the extent that payment of such interest on the Notes is lawful, interest on such overdue interest in cash (including any Additional Amounts) as provided herein and (D) all sums paid or advanced by the Trustee and Agents hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee and Agents and their agents and counsel; and
(ii)all Events of Default have been cured or waived as provided in Section 6.13 other than the nonpayment of principal that has become due solely because of acceleration.
No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.

Section 6.03    Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) or 6.01(b) occurs, the Trustee, in its own name as trustee of an express trust, (i) may institute a judicial proceeding for the collection of the whole amount then due and payable on such Notes for principal and interest (including Additional Amounts), and interest on any overdue principal and, to the extent that payment of such interest (including Additional Amounts) shall be legally enforceable, upon any overdue installment of interest (including Additional Amounts), at the rate borne by the Notes, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (ii) may prosecute such proceeding to judgment or final decree and (iii) may enforce the same against the Issuer or any other obligor upon the Notes and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer or any other obligor upon the Notes, wherever situated.
If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by any available proceeding at law or in equity, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
Section 6.04    Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest (including Additional Amounts) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.
Section 6.05    Trustee May Enforce Claims Without Possession of Notes. All rights of action and claims under this Indenture or the Notes may be prosecuted and enforced by the Trustee without the possession of any of the Notes or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Notes in respect of which such judgment has been recovered.
Section 6.06    Application of Money Collected. Any money collected by the Trustee pursuant to this Article 6 shall be applied in the following order:
FIRST: to the Trustee for amounts due to it hereunder (including, without limitation, under Section 7.06;

SECOND: to Holders for amounts due and unpaid on the Notes for principal and interest (including Additional Amounts), ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal and interest (including Additional Amounts), respectively; and THIRD: to the Issuer or, to the extent the Trustee collects any amounts from either Guarantor, to such Guarantor or as a court of competent jurisdiction may direct.
The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 6.06. At least 15 days before such record date, the Issuer shall deliver to each Holder and the Trustee a notice that states the record date, the payment date and amount to be paid.
Section 6.07    Limitation on Suits. A Holder may not pursue any remedy with respect to this Indenture or the Notes unless:
(i)the Holder has previously given to the Trustee written notice stating that an Event of Default has occurred and is continuing;
(ii)the Holders of at least 25% in principal amount of the Notes have made a written request to the Trustee to pursue the remedy in respect of such Event of Default;
(iii)such Holder or Holders has offered and provided to the Trustee security or indemnity reasonably satisfactory to the Trustee against any cost, loss, liability or expense to be incurred in compliance with such request;
(iv)the Trustee does not comply with the request within 30 days after receipt of the request and the offer and provision of security or indemnity; and
(v)no direction inconsistent with such written request has been given to the Trustee during such 30-day period by the Holders of a majority in principal amount of the Notes Outstanding.
A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.
Section 6.08    Rights of Holders to Receive Principal and Interest. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective Payment Dates expressed in the Notes, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired of affected without the consent of such Holder.

Section 6.09    Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Issuer, either Guarantor, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
Section 6.10    Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the trustee hereunder) and the Holders allowed in any judicial proceedings relative to the Issuer, either Guarantor, their respective creditors or their respective properties and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.
Section 6.11    Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Note to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article 6 or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 6.12    Control by Holders. The Holders of a majority in principal amount of the Outstanding Notes may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee shall be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of the Holders if such request or direction conflicts with any law or with this Indenture or, subject to Section 7.01, if the Trustee determines it is unduly prejudicial to the rights of other Holders (it being understood that, subject to Sections 7.01 and 7.02, the Trustee shall have no duty to ascertain whether or not such actions or forbearance are unduly prejudicial to such Holders) or would involve the Trustee in personal liability or expense; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such request or direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all costs, losses, liabilities and expenses caused by taking or not taking such action.
Section 6.13    Waiver of Past Defaults and Events of Default. Subject to Section 6.02, the Holders of a majority in principal amount of the Outstanding Notes by written notice to the Trustee may waive an existing Default or Event of Default and its consequences except (i) a Default or Event of Default in the payment of the principal of or interest on a Note or (ii) Default or Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default or Event of Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any consequent right.
Section 6.14    Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes in Section 2.08, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.15    Waiver of Stay or Extension Laws. The Issuer and each Guarantor covenant (to the extent that they may lawfully do so) that they shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture or the Notes; and the Issuer and each Guarantor (to the extent that it may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE 7
TRUSTEE AND AGENTS
Section 7.01    Duties of Trustee. (a) If an Event of Default has occurred and is continuing and a Responsible Officer has received written notification thereof, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.
(b)Except during the continuance of an Event of Default in the case of the Trustee only, (i) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and (ii) in the absence of bad faith on the part of the Trustee, the Trustee, may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee, and conforming to the requirements of this Indenture. However, in the case of any certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of the mathematical calculations or other facts stated therein).
(c)The Trustee may not be relieved from liability for its own gross negligence, bad faith or willful misconduct, except that:
(i)this Section 7.01(c) does not limit the effect of Section 7.01(b);
(ii)the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and
(iii)the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.07 or exercising any trust or power conferred upon it under this Indenture.

(d)The Trustee shall not be liable for interest on any money received by it except as each may agree in writing with the Issuer.
(e)Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.
(f)No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds and/or adequate indemnity against such risk or liability is not satisfactorily assured to it.
(g)Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section 7.01.
Section 7.02    Rights of Trustee. (a) The Trustee may conclusively rely upon, and shall be protected in acting or refraining from acting based upon, any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in any such document.
(b)Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate, the written advice of a qualified tax expert or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate, the qualified tax expert’s written advice or Opinion of Counsel.
(c)The Trustee may act through agents or attorneys and shall not be responsible for the willful misconduct or negligence of any agent or attorneys appointed with due care.
(d)Any request, direction, order or demand of the Issuer mentioned herein shall be sufficiently evidenced by an Officer’s Certificate of the Issuer (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Managing Partner of the Issuer may be evidenced to the Trustee or any Agent by copies thereof certified by the Secretary or an Assistant Secretary (or equivalent officer) of the Issuer.
(e)The Trustee shall not be under an obligation to exercise any of the trusts or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities that might be incurred thereby.
(f)The Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture, provided that the conduct of the Trustee does not constitute willful misconduct, gross negligence or bad faith.

(g)The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any event which is in fact such a default is received by a Responsible Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.
(h)The Trustee may consult with counsel of its selection, and the advice or Opinion of Counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.
(i)The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document unless, in the case of the Trustee, requested in writing by the Holders of not less than a majority in aggregate principal amount of the Notes Outstanding; provided that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not satisfactorily assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require from the Holders indemnity satisfactory to the Trustee against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation shall be paid by the Issuer or, if paid by the Trustee, shall be reimbursed by the Issuer upon demand.
(j)Neither the Trustee nor any Paying Agent shall be required to invest, or shall be under any liability for interest, on any moneys at any time received by it pursuant to any of the provisions of this Indenture or the Notes except as the Trustee or any Paying Agent may otherwise agree with the Issuer. Such moneys need not be segregated from other funds except to the extent required by mandatory provisions of law.
(k)In no event shall the Trustee be liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.
(l)The permissive rights of the Trustee enumerated herein shall not be construed as duties of the Trustee.
(m)The Trustee may request that the Issuer deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture.

(n)The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder (including its Agent roles), and to each agent, custodian and other Person employed to act hereunder.
Section 7.03    Individual Rights of Trustee. The Trustee and any Paying Agent, Registrar or co-registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, Paying Agent, Registrar or such other agent.
Section 7.04    Trustee’s Disclaimer. Neither the Trustee nor any Agent shall be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of any proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication.
Section 7.05    Notice of Defaults and Events of Default. If a Default or Event of Default occurs and is continuing, and written notification has been given to a Responsible Officer, the Trustee shall mail or deliver to each Holder notice of the Default or Event of Default within 20 Business Days after a Responsible Officer has received written notification of such Default or Event of Default. Except in the case of a Default or Event of Default in payment of principal of or interest (including PIK Interest) on any Note, the Trustee may withhold the notice and shall be protected from withholding the notice if and so long as a committee of its Responsible Officers of the Trustee in good faith determines that withholding the notice is in the interests of Holders. For all purposes of this Indenture and the Notes, the Trustee is not to be charged with knowledge of a Default or Event of Default or knowledge of any cure of any Default or Event of Default unless written notice of such Default or Event of Default has been given to a responsible officer of the Trustee by the Issuer or any Holder.

Section 7.06    Compensation and Indemnity. The Issuer agrees to pay to the Trustee from time to time such compensation as shall be agreed upon in writing for its services. The Trustee’s compensation shall not be limited by any law regarding compensation of a trustee of an express trust. The Issuer agrees to reimburse promptly the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify each of the Trustee and each Agent against any and all loss, liability or expense (including reasonable attorneys’ fees and expenses) incurred by it without gross negligence or bad faith on its part arising out of and in connection with the administration of this Indenture, the performance of its respective duties hereunder, and the exercise of its rights hereunder including, without limitation, the costs and expenses of defending itself against any claim or liability and of complying with any process served upon it or any of its officers in connection with the exercise or performance of any of its powers or duties under this Indenture. The Issuer undertakes to indemnify the Trustee and each of the Agents and their Affiliates against all losses, liabilities, including any and all tax liabilities, which, for the avoidance of doubt, shall include without limitation United States, Brazilian taxes and associated penalties, costs, claims, actions, damages, expenses or demands which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties or rights by the Trustee or any Agent or its Affiliates under this Indenture except as may result from its own gross negligence or willful misconduct. The Trustee and each Agent shall notify the Issuer promptly of any claim for which it may seek indemnity. Failure by the Trustee or such Agent to so notify the Issuer shall not relieve the Issuer of its obligations hereunder. If the Trustee or any Agent, as the case may be, determines in its reasonable discretion that no conflict of interest (or potential conflict of interest) exists, the Issuer will be entitled to participate in the Trustee’s defense of the claim or such Agent’s defense of the claim, as the case may be, and the Trustee or such Agent may have separate counsel and the Issuer shall pay the fees and expenses of such counsel.
To secure the payment obligations of the Issuer in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee or the Paying Agent, except that held in trust to pay principal of and interest on particular Notes.
The obligations of the Issuer pursuant to this Section 7.06 shall survive the payment of the Notes, resignation or removal of the Trustee or any Agent and the satisfaction, discharge and termination of this Indenture. When the Trustee incurs expenses after the occurrence of a Default or Event of Default specified in Section 6.01(h), the expenses are intended to constitute expenses of administration under any bankruptcy law.

The Issuer acknowledges that none of the Trustee, the Paying Agent or any other Agent makes any representations as to the interpretation or characterization of the transactions herein undertaken for tax or any other purpose, in any jurisdiction. The Issuer represents that it has fully satisfied itself as to any tax impact of this Indenture before agreeing to the terms herein, and is responsible for any and all federal, state, local, income, franchise, withholding, value added, sales, use, transfer, stamp or other taxes imposed by any jurisdiction in respect of this Indenture.
The Issuer agrees to pay any and all stamp and other documentary taxes or duties which may be payable in connection with the execution, delivery, performance and enforcement of this Indenture by the Trustee or any Agent.
Section 7.07    Replacement of Trustee. A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.07. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Notes may remove the Trustee by so notifying the Trustee in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:
(i)the Trustee fails to comply with Section 7.09;
(ii)the Trustee is adjudged as bankrupt or insolvent;
(iii)a receiver or other public officer takes charge of the Trustee or its property; or
(iv)the Trustee otherwise becomes incapable of acting.
If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee) the Issuer shall promptly appoint a successor Trustee.
A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.
If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of a majority in principal amount of the Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

If the Trustee fails to comply with Section 7.09, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligation under Section 7.06 shall continue for the benefit of the retiring Trustee.
Section 7.08    Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business (including this transaction) or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.
In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes in the name of the successor to the Trustee; and in all such cases such adopted certificates shall have the full force of all provisions within the Notes or in this Indenture relating to the certificate of the Trustee.
Section 7.09    Eligibility; Disqualification. The Trustee hereunder shall at all times be a corporation, bank or trust company organized and doing business under the laws of the United States or any state thereof (i) which is authorized under such laws to exercise corporate trust power, (ii) is subject to supervision or examination by Governmental Authorities, (iii) shall have at all times a combined capital and surplus of at least U.S.$50,000,000 as set forth in its most recent published annual report of condition and (iv) shall have its Corporate Trust Office in The City of New York. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.09, it shall resign immediately in the manner and with the effect specified in Section 7.07.

ARTICLE 8
DISCHARGE OF INDENTURE; DEFEASANCE
Section 8.01    Discharge of Liability on Notes. (a) This Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of Notes, as expressly provided for in this Indenture) as to all Notes when (i) either (A) all the outstanding Notes heretofore authenticated and delivered (except notes which have been paid and notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation; or (B) all Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or will become due and payable within one year or (y) are to be called for redemption within one year under irrevocable arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and, in each case, the Issuer or either Guarantor has irrevocably deposited or caused to be deposited with the Trustee funds or certain direct, non-callable obligations of, or guaranteed by, the United States sufficient without reinvestment to pay and discharge the entire indebtedness on the Notes not heretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on, the Notes to the date of deposit (in the case of Notes that have become due and payable) or to the maturity or redemption date, as the case may be, together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment; (ii) if in any such case no Default or Event of Default has occurred and is continuing on the date of such deposit after giving effect thereto; (iii) the Issuer pays all other sums payable hereunder and under the Notes by the Issuer and (iv) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided relating to the satisfaction and discharge of this Indenture have been complied with and at the cost and expense of the Issuer.
(b)Subject to Sections 8.01(c), 8.02 and 8.06, the Issuer or either Guarantor at any time may terminate (i) all their respective obligations under this Indenture and the Notes (“legal defeasance option”) or (ii) their respective obligations under Sections 4.07, 4.08, 4.09, 5.01(iii) and 5.02 and the operation of Sections 6.01(c), 6.01(d) and 6.01(e) (“covenant defeasance option”). The legal defeasance option may be exercised notwithstanding any prior exercise of the covenant defeasance option. Upon exercise by the Issuer or either Guarantor of the legal defeasance option or the covenant defeasance option, the Guarantors’ obligations under the Note Guarantees will terminate, subject to the provisions of Section 8.01(c) and 10.03.
If the legal defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the covenant defeasance option is exercised, payment of the Notes may not be accelerated because of an Event of Default specified in Sections 6.01(c), 6.01(d) or 6.01(e).

Upon satisfaction of the conditions set forth herein and upon request of the Issuer or either Guarantor, the Trustee shall acknowledge in writing the discharge of the obligations of the Issuer and the Guarantors hereunder except those specified in Section 8.01(c).
(c)Notwithstanding Section 8.01(a) and Section 8.01(b), Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 3.01(a), 3.01(b), 3.01(c), 4.06, 7.06, 7.07, 8.04, 8.05, 8.06, 9 10.03, 12.02, 12.03, 12.07, 12.10, 12.11 and 12.14, together with Sections 2, 3, 4, 6, 8(a), 8(b), 8(c), 13, 16, 17 and 18 of the Notes, shall survive until the Notes have been paid in full. Thereafter, the obligations of the Issuer or the Guarantors pursuant to Sections 4.06, 7.06, 7.07, 8.04 and 8.05 shall survive. Furthermore, the Guarantors’ obligations to pay fully and punctually all amounts payable by the Issuer or the Guarantors to the Trustee under this Indenture shall survive.
Section 8.02    Conditions to Defeasance. The Issuer or either Guarantor may exercise the legal defeasance option or the covenant defeasance option only if:
(a)the Issuer or either Guarantor irrevocably deposits or causes to be deposited with the Trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Holders (the “defeasance trust”) pursuant to an irrevocable trust and security agreement in form and substance satisfactory to the Trustee, money or U.S. Government Obligations, or a combination thereof, sufficient for the payment of principal of, premium, if any, and interest on, all the Notes to Maturity or redemption;
(b)the Issuer or either Guarantor delivers to the Trustee a written certificate from an internationally recognized firm of independent public accountants expressing their opinion that, without consideration of any reinvestment, the payments of principal of and interest on the Notes when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment and after payment of all federal, state and local taxes or other charges or assessments in respect thereof payable by the Trustee shall provide cash at such times and in such amounts as shall be sufficient to pay principal of, premium, if any, and interest on, all the Notes when due at Maturity or on redemption, as the case may be;
(c)123 days pass after the deposit is made in accordance with the terms of Section 8.02(a) and during such 123-day period no Default or Event of Default specified in Section 6.01(h) occurs which is continuing at the end of the period;
(d)no Default or Event of Default has occurred and is continuing on the date of such deposit and after giving effect thereto;
(e)the deposit does not constitute a default or event of default under any other agreement binding on the Issuer or the Guarantor;

(f)in the case of the legal defeasance option, the Issuer or either Guarantor delivers to the Trustee an Opinion of Counsel with respect to U.S. Federal income tax matters stating that (1) the Issuer or such Guarantor has received from, or there has been published by, the U.S. Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(g)in the case of the covenant defeasance option, the Issuer or either Guarantor delivers to the Trustee an Opinion of Counsel with respect to U.S. federal income tax matters to the effect that the beneficial owners of the Notes shall not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit and defeasance and shall be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;
(h)the Issuer or either Guarantor delivers to the Trustee an Opinion of Counsel, in form and substance reasonably satisfactory to Trustee, to the effect that, after the passage of 123 days following the deposit, the trust funds shall not be subject to any applicable bankruptcy, insolvency, reorganization or similar law affecting creditors’ rights generally; and
(i)the Issuer or either Guarantor delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Notes as contemplated by this Article 8 have been complied with.
Before or after a deposit, the Issuer or the Guarantors may make arrangements satisfactory to the Trustee for the redemption of Notes at a future date in accordance with Article 3.
Section 8.03    Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.02. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent or Paying Agents and in accordance with this Indenture to the payment of principal of and interest on the Notes.
Section 8.04    Repayment to Issuer. Upon termination of the trust established pursuant to Section 8.02, the Trustee and each Paying Agent shall promptly pay to the Issuer upon request, any excess cash or U.S. Government Obligations held by them.

The Trustee and each Paying Agent shall pay to the Issuer, upon request, any money held by them for the payment of principal of or interest on the Notes that remains unclaimed for two years after the due date for such payment of principal or interest, and, thereafter, the Trustee and each Paying Agent, as the case may be, shall not be liable for payment of such amounts hereunder and the Holders shall be entitled to such recovery of such amounts only from the Issuer.
Section 8.05    Indemnity for U.S. Governmental Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.
Section 8.06    Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or Governmental Authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuer and the Guarantors under this Indenture, the Notes and the Note Guaranty shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or such Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided, however, that, if the Issuer or the Guarantors made any payment of principal of or interest on any Notes because of the reinstatement of its obligations, the Issuer and the Guarantors shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or such Paying Agent.
ARTICLE 9
AMENDMENTS
Section 9.01    Without Consent of Holders. The Issuer and the Guarantors, when each authorized by a Resolution, and the Trustee may amend or supplement this Indenture or the Notes, without the consent or vote of any Holder for the following purposes:
(i)to cure any ambiguity, omission, defect or inconsistency;
(ii)to comply with Section 5.01;
(iii)to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders;
(iv)to surrender any right herein conferred upon the Issuer or the Guarantors;
(v)to evidence and provide for the acceptance of an appointment by a successor Trustee;

(vi)to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release termination or discharge is permitted by this Indenture; or
(vii)to comply with any applicable requirements of the SEC;
provided that, in the case of clause (i) or (ii) above, the Issuer has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of this Section 9.01.
Upon the written request of the Issuer, accompanied by a Resolution authorizing the execution of any supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.05, the Trustee shall join with the Issuer and the Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
The Guarantors must consent to any amendment or supplement hereunder.
Section 9.02    With Consent of Holders. Except as specified in Section 9.01, the Issuer and the Guarantors, when authorized by a Resolution, and the Trustee, together, may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the Outstanding Notes for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or modifying in any manner the rights of the Holders under this Indenture, and the Holders of at least a majority in principal amount of the Outstanding Notes may, except as set forth below, waive any past Default or compliance with any provision of this Indenture; provided, however, that, without the consent of each Holder affected, an amendment or waiver may not:
(i)reduce the principal amount of or change the Stated Maturity of any payment on any Note;
(ii)reduce the rate or change the time for payment of interest on any Note;
(iii)reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;
(iv)change the place of payment for or the currency for payment of principal of, premium, if any, or interest or any Additional Amounts on, any Note;
(v)impair the right to accelerate the Notes or institute suit for the enforcement of any right to payment on or with respect to any Note;

(vi)waive a Default or Event of Default in payment of principal of and interest on the Notes;
(vii)make any change to Sections 6.01, 6.02, 8.01 to 8.06, 9.01, 9.02 or 10;
(viii)modify or change any provision of this Indenture or any Note Guaranty affecting the ranking of the Notes in a manner adverse to the Holders of the Notes; or
(ix)make any change in any Note Guaranty that would adversely affect the Holders of the Notes.
Upon the written request of the Issuer, accompanied by a Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.05 hereof, the Trustee shall join with the Issuer and the Guarantors in the execution of such supplemental indenture but the Trustee shall not be obligated to enter into any such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.
The Issuer shall deliver to Holders prior written notice of any amendment or waiver proposed to be adopted under this Section 9.02.
It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.
After an amendment or waiver under this Section 9.02 becomes effective, the Issuer shall deliver to Holders a notice briefly describing such amendment or waiver. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment or waiver under this Section 9.02.
The Guarantors must consent to the amendment, supplement or waiver under this Section 9.02.
Section 9.03    Revocation and Effect of Consents and Waivers. (a) A consent to an amendment or a waiver by a Holder of Notes shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same debt as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the written notice of revocation at least one Business Day prior to the date the amendment or waiver becomes effective. After it becomes effective, an amendment or waiver shall bind every Holder.

(b)The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above. If a record date is fixed, then notwithstanding Section 9.03(a) those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.
Section 9.04    Notation on or Exchange of Notes. If an amendment changes the terms of a Note, the Issuer may require the Holder to deliver the Note to the Trustee. If so instructed by the Issuer, the Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer so determines, the Issuer in exchange for the Note shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment.
Section 9.05    Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment, waiver or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. In signing such amendment, waiver or supplement, in addition to the documents required by Section 12.03, the Trustee shall be entitled to receive indemnity satisfactory to the Trustee and to receive, and, subject to Section 7.01, shall be fully protected in relying upon, in addition to the documents required by Section 12.04, an Officer’s Certificate and an Opinion of Counsel each stating and as conclusive evidence that such amendment, waiver or supplemental indenture is authorized or permitted by this Indenture, that it is not inconsistent herewith, and that it shall be valid and binding upon the Issuer in accordance with its terms.
Section 9.06    Payment for Consent. Neither the Issuer nor any of its Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

ARTICLE 10
GUARANTEES
Section 10.01    The Note Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally with the Issuer, on an unsecured basis, the full and punctual payment (whether at Stated Maturity, upon redemption, acceleration, or otherwise) of the principal of, premium, if any, and interest (irrespective of whether payment is to be made in the form of PIK Interest or Cash Interest) on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under this Indenture. Upon failure by the Issuer to pay punctually any such amount, the Guarantors shall forthwith on demand pay the amount not so paid at the place and in the manner specified in this Indenture. The obligations of the Guarantors under the Note Guarantees shall constitute unsecured unsubordinated obligations of the Guarantors.
Section 10.02    Guaranty Unconditional. The obligations of the Guarantors hereunder are unconditional and absolute and, without limiting the generality of the foregoing, will not be released, discharged or otherwise affected by:
(i)any extension, renewal, settlement, compromise, waiver or release in respect of any obligation of the Issuer under this Indenture or any Note, by operation of law or otherwise;
(ii)any modification or amendment of or supplement to this Indenture or any Note;
(iii)any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained in this Indenture or any Note;
(iv)the existence of any claim, set-off or other rights which the Guarantors may have at any time against the Issuer, the Trustee or any other Person, whether in connection with this Indenture or any unrelated transactions; provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
(v)any invalidity or unenforceability relating to or against the Issuer for any reason of this Indenture or any Note, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on any Note or any other amount payable by the Issuer under this Indenture;

(vi)any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to the Guarantors’ obligations hereunder; or
(vii)any petition be filed by or against the Issuer or any of the Guarantors for liquidation or reorganization, should the Issuer or either Guarantor become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Issuer’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Notes are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Notes or Guarantees, whether as a “voidable preference,” “fraudulent transfer” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
Section 10.03    Discharge; Reinstatement. Each Guarantor’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on, the Notes and all other amounts payable by the Issuer under this Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on, any Note or any other amount payable by the Issuer under this Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, each Guarantor’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time. If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Issuer or the Guarantors, any amount paid either to the Trustee or such Holder, the Note Guarantees, to the extent theretofore discharged, shall be reinstated in full force and effect.
Section 10.04    Waiver by the Guarantors. Each Guarantor irrevocably waives (i) acceptance hereof, presentment, demand, protest and any notice not provided for herein, (ii) any requirement that at any time any action be taken by any Person against the Issuer or any other Person, (iii) any requirement that the assets of the Issuer or any other Person (including any Guarantor’s or any other guarantor) first be used, applied or depleted as payment of the Issuer’s or either Guarantor’s obligations hereunder before the assets of any Guarantor may be used, applied or depleted in connection with their Note Guarantees, and (iv) any rights to have any claims against the Issuer or the Guarantors arising under the Notes or this Indenture and/or against the Guarantors under their respective Note Guarantees be divided among the Guarantors or among the Guarantors and the Issuer.

Section 10.05    Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guarantor making such payment will be subrogated to the rights of the payee against the Issuer with respect to such obligation; provided that such Guarantor may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor, with respect to such payment so long as any amount payable by the Issuer hereunder or under the Notes remains unpaid.
Section 10.06    Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under this Indenture or the Notes is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of this Indenture are nonetheless payable by the Guarantors hereunder forthwith on demand by the Trustee or the Holders.
Section 10.07    Limitation on Amount of Guaranty. Notwithstanding anything to the contrary in this Article, each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Note Guaranty of each Guarantor does not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and each Guarantor hereby irrevocably agree that the obligations of each Guarantor under its respective Note Guaranty are limited to the maximum amount that would not render such Guarantor’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the laws of Brazil, the United States Bankruptcy Code or any comparable provision of state law, subject to the survival and reinstatement of the Note Guarantees pursuant to Section 10.03.
Section 10.08    Execution and Delivery of Guaranty. The execution by each Guarantor of this Indenture evidences the Note Guaranty of such Guarantor, whether or not the person signing as an officer of the applicable Guarantor still holds that office at the time of authentication of any Note. The delivery of any Note by the Trustee after authentication constitutes due delivery of the Note Guaranty set forth in this Indenture on behalf of the applicable Guarantor.
Section 10.09    Release of Guaranty. The Note Guaranty of each Guarantor will terminate upon the defeasance or discharge of the Notes, as provided in Article 8, subject to those obligations of the applicable Guarantor that shall survive defeasance or discharge.
Upon delivery by the Issuer to the Trustee of an Officer’s Certificate and an Opinion of Counsel to the foregoing effect, the Trustee will execute any documents reasonably requested by the Issuer in writing in order to evidence the release of the applicable Guarantor from its obligations under its Note Guaranty.

Section 10.10    Waivers. Each Guarantor unconditionally and irrevocably waives any and all benefits set forth under Articles 333 (sole paragraph), 364, 366, 368, 821, 827, 829 (sole paragraph), 830, 834, 835, 837, 838 and 839 of the Brazilian Civil Code (Brazilian Law No. 10,406, of January 10, 2002, as amended) and Articles 130, 131 and 794 of the Brazilian Civil Procedure Code (Brazilian Law No. 13,105, of March 16, 2015, as amended).
ARTICLE 11
SUBSTITUTION OF THE ISSUER
Section 11.01    Substitution of the Issuer. Notwithstanding any other provision contained in this Indenture, the Issuer may, without the consent of the holders of the Notes (and by purchasing or subscribing for any Notes, each holder of the Notes expressly consents to it), be replaced and substituted by (i) Azul or (ii) any Wholly-Owned Subsidiary of Azul that is an entity organized or existing under the laws of Brazil, the United States, the Cayman Islands, or any other country (or political subdivision thereof) that is a member country of the European Union or of the Organization for Economic Co-operation and Development on the Issue Date as principal debtor (in such capacity, the “Substituted Issuer”) in respect of the Notes; provided that:
(i)such documents shall be executed by the Substituted Issuer, the Issuer, the Guarantors and the Trustee as may be necessary to give full effect to the substitution, including a supplemental indenture whereby the Substituted Issuer assumes all the Issuer’s obligations under this Indenture (together, the “Issuer Substitution Documents”), and (without limiting the generality of the foregoing) pursuant to which the Substituted Issuer shall undertake in favor of each noteholder, the Trustee and the Agents to be bound by the terms and conditions of the Notes and the provisions of this Indenture as fully as if the Substituted Issuer had been named in the Notes and this Indenture as the principal debtor in respect of the Notes in place of the Issuer (or any previous substitute) and the covenants, Events of Default and other relevant provisions shall continue to apply to the Issuer in respect of the Notes as if no such substitution had occurred, it being the intent that the rights of holders in respect of the Notes shall be unaffected by such substitution, subject to Section 11.01(ii) below;

(ii)without prejudice to the generality of the preceding paragraph, the Issuer Substitution Documents shall contain (a) a covenant by the Substituted Issuer and/or such other provisions as may be necessary to ensure that each noteholder has the benefit of a covenant in terms corresponding to the obligation of the Issuer in respect of the payment of additional amounts set forth in Section 4.06 with the substitution for the references to Brazil or United States, as applicable, of references to the territory in which the Substituted Issuer is incorporated, domiciled and/or resident for taxation purposes; provided the Substituted Issuer is incorporated, domiciled or resident for taxation purposes in a territory other than Brazil or the United States, as applicable, and (b) a covenant by the Substituted Issuer and the Issuer to indemnify and hold harmless the Trustee and the Agents and each noteholder against all taxes or duties which arise by reason of a law or regulation having legal effect or being in reasonable contemplation thereof on the date such substitution becomes effective, which may be incurred or levied against the Trustee, any Agent or such holder (or, where such holder is not the beneficial owner of the note, such beneficial owner) as a result of any substitution pursuant to the conditions set forth in this Section 11.01 and which would not have been so incurred or levied had such substitution not been made (and, without limiting the foregoing, any and all Taxes which are imposed on any such noteholder (or beneficial owner) by any political subdivision or taxing authority of any country in which such noteholder (or beneficial owner) resides or is subject to any such Tax and which would not have been so imposed had such substitution not been made);
(iii)the Issuer shall have procured that any stock exchange on which the Issuer has listed the Notes shall have confirmed in writing that following the proposed substitution of the Substituted Issuer, the Notes would continue to be listed on such stock exchange, or if such confirmation is not received or such continued listing is impracticable or unduly burdensome, the Issuer or Azul may de-list the Notes from such stock exchange; and, in the event of any such de-listing, the Issuer shall use commercially reasonable efforts to obtain an alternative admission to listing, trading and/or quotation of the Notes by another listing authority, stock exchange or system as it may reasonably decide;
(iv)the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion addressed to the Issuer, the Substituted Issuer and the Trustee from a leading firm of lawyers in the country of incorporation of the Substituted Issuer, to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the Substituted Issuer and have been duly authorized, such opinions to be dated as of the date the Issuer Substitution Documents are executed and to be available for inspection by holders at the specified offices of the Trustee;

(v)the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion addressed to the Issuer, the Substituted Issuer and the Trustee from a leading firm of United States or Brazilian lawyers acting for the Issuer to the effect that the Issuer Substitution Documents have been duly authorized, executed and delivered by the Issuer and the Guarantors and that they constitute legal, valid and binding obligations of the Issuer and the Guarantors, such opinion to be dated as of the date the Issuer Substitution Documents are executed and to be available for inspection by holders at the specified offices of the Trustee;
(vi)the Issuer shall have delivered, or procured the delivery, to the Trustee of a legal opinion addressed to the Issuer, the Substituted Issuer and the Trustee from a leading firm of New York lawyers to the effect that the Issuer Substitution Documents constitute legal, valid and binding obligations of the parties thereto under New York law, such opinion to be dated as of the date the Issuer Substitution Documents are executed and to be available for inspection by noteholders at the specified offices of the Trustee;
(vii)the Substituted Issuer shall have appointed a process agent in the Borough of Manhattan, the City of New York to receive service of process on its behalf in relation to any legal action or proceedings arising out of or in connection with this Indenture, Notes or the Issuer Substitution Documents;
(viii)no Event of Default has occurred and is continuing;
(ix)the substitution complies with any applicable requirements of the laws of Brazil in connection therewith; and
(x)each of the Substituted Issuer and the Issuer shall deliver to the Trustee an Officer’s Certificate, executed by their respective authorized officers, certifying that the terms of this Section 11.01 have been complied with and attaching copies of all documents contemplated herein.
Section 11.02    Deemed Substitution. Upon the execution of the Issuer Substitution Documents and the satisfaction of the conditions referred to in Section 11.01 above, the Substituted Issuer shall be deemed to be named in the Notes as the principal debtor in place of the Issuer (or of any previous substitute under these provisions) and the Notes shall thereupon be deemed to be amended to give effect to the substitution. Except as set forth above, the execution of the Issuer Substitution Documents shall operate to release the Issuer (or such previous substitute as aforesaid) from all its obligations in respect of the Notes and its obligation to indemnify the Trustee under this Indenture.

Section 11.03    Production of Issuer Substitution Documents. The Issuer Substitution Documents shall be deposited with and held by the Trustee for so long as any Note remain outstanding and for so long as any claim made against the Substituted Issuer or the Issuer by any noteholder in relation to the Notes or the Issuer Substitution Documents shall not have been finally adjudicated, settled or discharged. The Substituted Issuer and the Issuer shall acknowledge in the Issuer Substitution Documents the right of every noteholder to the production of the Issuer Substitution Documents for the enforcement of any of the Notes or the Issuer Substitution Documents.
Section 11.04    Notice of Substitution. Not later than 10 business days after the execution of the Issuer Substitution Documents, the Substituted Issuer shall give notice thereof to the holders in accordance with the provisions described in Section 12.02 below.
ARTICLE 12
MISCELLANEOUS
Section 12.01    Provisions of Indenture and Notes for the Sole Benefit of Parties and Holders of Notes. Nothing in this Indenture or the Notes, expressed or implied, shall give to any Person other than the parties hereto and their successors hereunder and the Holders of the Notes any benefit or any legal or equitable right, remedy or claim under this Indenture or the Notes.
Section 12.02    Notices. Any request, demand, authorization, direction, notice, consent, waiver or other communication or document provided or permitted by this Indenture to be made upon, given, provided or furnished to, or filed with, any party to this Indenture shall, except as otherwise expressly provided herein, be in writing and shall be deemed to have been received only upon actual receipt thereof by prepaid first class mail, courier, telecopier or electronic transmission, addressed to the relevant party as follows:
To the Issuer and the Guarantors:
c/o Azul S.A.
Edifício Jatobá, 8th Floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP
06460-040, Brazil
Fax: +55 11 4134-9890
Attention: Raphael Linares

With a copy to, which shall not constitute notice:
Hogan Lovells US LLP
390 Madison Avenue
New York, New York 10017
United States of America
Fax: +1 212 918 3100
Attention: Jonathan A. Lewis
To the Trustee, Registrar, Transfer Agent or Paying Agent:
UMB Bank, National Association
5910 N Central Expressway, Suite 1900
Dallas, Texas 75206
United States of America
Attention: Corporate Trust and Escrow Services

Notices or communications to the Guarantors will be deemed given if given to the Issuer.
Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee acts on any Executed Documentation sent by electronic transmission, the Trustee will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee acting on unauthorized instructions and the risk of interception and misuse by third parties.
Any party by written notice to the other parties may designate additional or different addresses for subsequent notices or communications.
Where this Indenture provides for the giving of notice to Holders, such notice shall be deemed to have been given upon the mailing of first class mail, postage prepaid, of such notice to Holders of the Notes at their registered addresses as recorded in the Register, or, as to any Global Note registered in the name of DTC or its nominee, as agreed by the Issuer, the Trustee and DTC.

The Issuer shall also cause all other such publications of such notices as may be required from time to time by applicable Brazilian and U.S. law, including, without limitation, those required under the applicable regulations issued by the CVM and the SEC.
Failure to mail or provide a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed or provided to a Holder in the manner provided above, it is duly given, whether or not the addressee receives it.
Section 12.03    Electronic Instructions to Trustee. The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Issuer elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction, except as may result from its own gross negligence or willful misconduct. The Issuer agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.
Section 12.04    Officer’s Certificate and Opinion of Counsel as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee:
(i)an Officer’s Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and
(ii)an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 12.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 12.05    Statements Required in Officer’s Certificate or Opinion of Counsel. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include substantially:
(i)a statement that each Person making or rendering such Officer’s Certificate or Opinion of Counsel has read such covenant or condition and the related definitions;
(ii)a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer’s Certificate or Opinion of Counsel are based;
(iii)a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
(iv)a statement as to whether or not, in the opinion of each such Person, such covenant or condition has been complied with.
Section 12.06    Rules by Trustee, Registrar, Paying Agent and Transfer Agents. The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Paying Agents and the Transfer Agents may make reasonable rules for their functions.
Section 12.07    Currency Indemnity. U.S. Dollars are the sole currency of account and payment for all sums payable by the Issuer or the Guarantors under or in connection with the Notes and the Note Guaranty, including damages. Any amount received or recovered in a currency other than U.S. Dollars (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the winding-up or dissolution of the Issuer or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Issuer or the Guarantors shall only constitute a discharge to the Issuer or the Guarantors, as the case may be, to the extent of the U.S. Dollar amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. Dollar amount is less than the U.S. Dollar amount expressed to be due to the recipient under any Note, the Issuer and the Guarantors shall indemnify such Holder against any loss sustained by it as a result, and if the amount of U.S. Dollars so purchased is greater than the sum originally due to such Holder, such Holder shall, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Issuer and the Guarantors shall indemnify the recipient against the cost of making any such purchase.

For the purposes of this Section 12.07, it shall be sufficient for the Holder of a Note to certify in a satisfactory manner (indicating the sources of information used) that it would have suffered a loss had an actual purchase of U.S. Dollars been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of U.S. Dollars on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above). These indemnities constitute a separate and independent obligation from the other obligations of the Issuer and the Guarantors, shall give rise to a separate and independent cause of action, shall apply irrespective of any indulgence granted by any Holder of a Note and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note.
Section 12.08    No Recourse Against Others. No director, officer, employee, partner or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer, the Guarantors or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
Section 12.09    Legal Holidays. In any case where any Interest Payment Date or redemption date or date of Maturity of any Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Notes) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or redemption date or date of Maturity; provided that no interest shall accrue for the period from and after such Interest Payment Date or redemption date or date of Maturity, as the case may be on account of such delay.
Section 12.10    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE AND THE NOTES AND THE NOTE GUARANTY WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 12.11    Consent to Jurisdiction; Waiver of Immunities. (a) Each of the parties hereto hereby irrevocably submits to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding or arbitral award arising out of or relating to this Indenture or the Notes or any transaction contemplated hereby or thereby (a “Proceeding”), and irrevocably accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Each of the parties hereto irrevocably waives, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such Proceeding brought in any such court and any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum. Each of the Issuer and the Guarantors irrevocably appoints Cogency Global Inc. (the “Process Agent”), with an office at 122 East 42nd Street, 18th Floor, New York, NY 10168, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any Proceeding. If for any reason such Person shall cease to be such agent for service of process, each of the Issuer and the Guarantors shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer and the Guarantors in any other court of competent jurisdiction.
(b)Each of the Issuer and the Guarantors hereby irrevocably appoints the Process Agent as its agent to receive, on behalf of itself and its property, service of copies of the summons and complaint and any other process which may be served in any such suit, action or proceeding brought in such New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York. Such service shall be made by delivering by hand a copy of such process to the Issuer or the Guarantors, as the case may be, in care of the Process Agent at the address specified above. The Issuer irrevocably authorizes and directs the Process Agent to accept such service on its behalf. Failure of the Process Agent to give notice to the Issuer or failure of the Issuer to receive notice of such service of process shall not affect in any way the validity of such service on the Process Agent or the Issuer. As an alternative method of service the Issuer consents to the service of any and all process in any such Proceeding by the delivery by hand of copies of such process to the Issuer at its address specified in Section 12.02 or at any other address previously furnished in writing by the Issuer to the Trustee. The Issuer covenants and agrees that it shall take any and all reasonable action, including the execution and filing of any and all documents, that may be necessary to continue the designation of the Process Agent above in full force and effect during the term of the Notes, and to cause the Process Agent to continue to act as such.

(c)Nothing in this Section 12.11 shall affect the right of any party, including the Trustee, any Agent or any Holder, to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other competent jurisdictions.
(d)Each of the Issuer and the Guarantors irrevocably agrees that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. Each of the Issuer and the Guarantors irrevocably agrees that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under this Indenture or the Notes.
Section 12.12    Successors and Assigns. All covenants and agreements of the Issuer and the Guarantors in this Indenture, the Notes and the Note Guaranty shall bind their respective successors and assigns, whether so expressed or not. All agreements of the Trustee in this Indenture shall bind its successors.
Section 12.13    Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.
Section 12.14    Severability Clause. In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any term or provision hereof invalid or unenforceable in any respect.
Section 12.15    Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.
Section 12.16    Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 12.17    Limited Incorporation by Reference of Trust Indenture. This Indenture is not subject to the mandatory provisions of the Trust Indenture Act. The provisions of the Trust Indenture Act are not incorporated by reference in or made part of this Indenture unless specifically provided herein.
Section 12.18    USA Patriot Act. The parties hereto acknowledge that, in accordance with Section 326 of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, modified or supplemented from time to time, the “USA Patriot Act”), the Trustee, like all financial institutions, is required to obtain, verify and record information that identifies each person or legal entity that opens an account. The parties to this Indenture agree that they will provide the Trustee with such information as the Trustee may request in order for the Trustee to satisfy the requirements of the USA Patriot Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

AZUL INVESTMENT LLP, as the Issuer By: Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

AZUL S.A. as Guarantor

By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact

AZUL LINHAS AÉREAS BRASILEIRAS S.A. as Guarantor

By:	/s/ RAPHAEL LINARES FELIPPE
Name: Raphael Linares Felippe
Title: General Counsel, Head of Fleet and Attorney-in-fact
[Signature Page to Indenture]

UMB BANK, NATIONAL ASSOCIATION as Trustee, Registrar, Transfer Agent and Paying Agent

By:	/s/ ISRAEL LUGO
Name: Israel Lugo
Title: Vice President
[Signature Page to Indenture]

EXHIBIT A

FORM OF NOTE
[[RESTRICTED][REGULATION S] GLOBAL NOTE]
Include the following legend on all Notes that are Global Notes
THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS NOTE (OTHER THAN A TRANSFER OF THIS NOTE AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.
UNLESS THIS GLOBAL NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (“DTC”) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY DEFINITIVE NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

Include the following Securities Act Legend on all Notes that are Restricted Global Notes.
THIS NOTE AND THE GUARANTEES HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER AGREES THAT IT WILL NOT OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER THIS NOTE EXCEPT (1) (A) TO THE ISSUER, EITHER GUARANTOR OR ANY OF THEIR RESPECTIVE SUBSIDIARIES, (B) TO PERSONS REASONABLY BELIEVED TO BE A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT (D) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER (IF AVAILABLE) OR ANOTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS OTHER THAN RULE 144A OR REGULATION S, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (2) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS. AS USED HEREIN, THE TERMS “OFFSHORE TRANSACTION,” “UNITED STATES” AND “U.S. PERSON” HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER SECURITIES ACT.
Include the following Regulation S Legend on all Notes that are Regulation S Notes.
THIS NOTE AND THE GUARANTEES THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND ACCORDINGLY, MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS UNLESS SUCH OFFER OR SALE OF THE NOTES IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE. THE FOREGOING SHALL NOT APPLY FOLLOWING THE EXPIRATION OF FORTY DAYS FROM THE LATER OF (I) THE DATE ON WHICH THE NOTES WERE FIRST OFFERED AND (II) THE DATE OF ISSUANCE OF THE NOTES.

Include the following legend on all Notes that are Certificated Notes
IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND ANY TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH REGISTRAR OR TRANSFER AGENT MAY REASONABLY REQUIRE.

[FORM OF FACE OF NOTE]
AZUL INVESTMENTS LLP
U.S.$169,266,372
7.500% Senior PIK Toggle Notes Due 2032
[RESTRICTED GLOBAL NOTE]
[REGULATION S GLOBAL NOTE]
[CERTIFICATED NOTE]
Representing U.S.$ [______]
7.500% Senior PIK Toggle Notes Due 2032

No. [R-1] [S-1]
CUSIP No. 144A: 05502F AG3 / Reg S: U0551U AE3	Principal Amount
ISIN No. 144A: US05502FAG37 / Reg S: USU0551UAE39	U.S.$________
as revised by the Schedule of Increases and Decreases in the Global Note attached hereto
AZUL INVESTMENTS LLP, a Delaware limited liability partnership (the “Issuer,” which term includes any successor corporation under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, U.S.$ [●], upon presentment and surrender of this Note on June 30, 2032 (the “Maturity Date”) or on such date or dates as the then relevant principal sum may become payable in accordance with the provisions hereof and in the Indenture; provided that if the Lessor/OEM Equitization Officer’s Certificate has not been delivered, then the Maturity Date shall be June 30, 2030.
Interest on the outstanding principal amount of the Notes shall be deemed to have started accruing as of December 30, 2024 (the “Interest Commencement Date”) (as if the aggregate principal amount of the Notes outstanding on the Issue Date had been outstanding on the Interest Commencement Date).
Interest on the outstanding principal amount shall be borne at the rate of 7.500% per annum payable quarterly in arrears on each March 30, June 30, September 30 and December 30 (each such date being an Interest Payment Date), with the first Interest Payment Date being March 30, 2025, all subject to and in accordance with the terms and conditions set forth herein and in the Indenture; provided, however, that in the event that the Issuer shall at any time default on the payment of interest or such other amounts as any may be payable in respect of the Notes or the Note Guarantees, the Issuer shall pay interest (payable as Cash Interest) on overdue principal or installments of interest, to the extent lawful, at the rate borne by the Notes plus 2% per annum.

Except to the extent the terms of the Indenture and/or this Note expressly require payment as Cash Interest, interest on the Notes will be payable as PIK Interest; provided that the Issuer shall be entitled to elect to pay interest on the Notes in the form of Cash Interest as provided below and in accordance with the terms of the Indenture.
The Issuer shall be entitled to elect, in respect of interest due on the Notes on any Interest Payment Date, to pay the interest due on such Interest Payment Date as Cash Interest, by delivering to the Trustee and the Paying Agents, five Business Days prior to such Interest Payment Date, an Officer’s Certificate (i) stating that the Issuer has elected to pay Cash Interest on the applicable Interest Payment Date, (ii) setting forth the total amount of interest due and payable on the applicable Interest Payment Date, (iii) setting forth the amount of Cash Interest to be paid on the applicable Interest Payment Date, and (iv) representing and certifying that the total amount of interest due and payable on the applicable Interest Payment Date has been calculated in accordance with the terms of the Indenture and this Note (such an Officer’s Certificate being referred to as a Cash Interest Notice), and the Trustee and the Paying Agents shall be entitled to conclusively rely upon such Cash Interest Notice, which shall be irrevocable once delivered by the Issuer to the Trustee and the Paying Agents. The Trustee shall promptly deliver a copy of the Cash Interest Notice to the Holders of the Notes. For the avoidance of doubt, unless the Trustee receives a Cash Interest Notice from the Issuer in accordance with the preceding sentence or unless the terms of the Indenture and/or the Notes expressly require payment as Cash Interest, interest on the Notes for the applicable Interest Period shall automatically be payable as PIK Interest without any requirement for the Issuer to deliver an Officer’s Certificate or any other notice to the Trustee, the Paying Agents or the Holders.
Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
Unless the certificate of authentication herein has been executed by the Trustee or Authenticating Agent by the manual or electronic signature of one of its authorized signatories, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.
Dated:

AZUL INVESTMENTS LLP

By:	Azul Linhas Aéreas Brasileiras S.A., as Managing Partner

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION
This is one of the Notes referred to in the within mentioned Indenture.

UMB BANK, NATIONAL ASSOCIATION as Trustee

By:
Authorized Signatory
Dated:

[FORM OF REVERSE SIDE OF NOTE]
7.500% Senior PIK Toggle Notes Due 2032
TERMS AND CONDITIONS OF THE NOTES
This Note is one of a duly authorized issue of 7.500% Senior PIK Toggle Notes Due 2032 of the Issuer. The Notes constitute unsecured unsubordinated obligations of the Issuer, initially in an aggregate principal amount of U.S.$169,266,372.
1.    Indenture.
The Notes are, and shall be, issued under an Indenture, dated as of March 26, 2025 (the “Indenture”), among the Issuer, Azul S.A. and Azul Linhas Aéreas Brasileiras S.A., as guarantors (the “Guarantors”), and UMB Bank, National Association, as trustee (the “Trustee”), Registrar, Transfer Agent and Paying Agent (the “Paying Agent”) (collectively, the “Agents” and each individually an “Agent”). The terms of the Notes include those stated in the Indenture. The Holders of the Notes shall be entitled to the benefit of, be bound by and be deemed to have notice of, all provisions of the Indenture. Reference is hereby made to the Indenture and all supplemental indentures thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee, each Agent and the Holders of the Notes and the terms upon which the Notes, are, and are to be, authenticated and delivered. All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them in the Indenture. Copies of the Indenture and each Global Note shall be available for inspection at the offices of the Trustee and each Paying Agent.
The Indenture imposes certain limitations on consolidation, merger and certain other transactions involving the Issuer. In addition, the Indenture requires the maintenance of the existence of each Guarantor and their respective Subsidiaries, subject to certain exceptions, the payment of certain taxes and claims and reporting requirements applicable to the Issuer.
This Note is one of the Notes referred to in the Indenture. The Notes are treated as a single class of securities under the Indenture.
2.    Principal.
The Issuer promises to pay the principal on June 30, 2032 (which is referred to as the Maturity Date), unless earlier redeemed in accordance with Section 8 below; provided that if the Lessor/OEM Equitization Officer’s Certificate has not been delivered, then the Maturity Date shall be June 30, 2030.

3.    Interest.
Interest on the outstanding principal amount of the Notes shall be deemed to have started accruing as of December 30, 2024 (which is the “Interest Commencement Date”) (as if the aggregate principal amount of the Notes outstanding on the Issue Date had been outstanding on the Interest Commencement Date).
The Notes bear interest at the rate per annum shown above from the Interest Commencement Date or from the most recent Interest Payment Date (as defined below) to which interest has been paid or provided for, payable quarterly in arrears on each March 30, June 30, September 30 and December 30 of each year (each such date being an Interest Payment Date), with the first Interest Payment Date being March 30, 2025. Interest on the Notes shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest (payable as Cash Interest) on any overdue principal or installments of interest (whether as PIK Interest or Cash Interest) and any other overdue amounts, to the extent lawful, at the rate borne by the Notes plus 2% per annum (which interest, once accrued, shall be immediately due and payable by the Issuer to the Holders without declaration or other act).
Interest on the Notes will accrue at a rate of 7.500% per annum and (except to the extent the terms of the Indenture and/or this Note expressly require payment as Cash Interest) be payable as PIK Interest; provided that the Issuer shall be entitled to elect to pay interest on the Notes in the form of Cash Interest in accordance with the terms of the Indenture.
4.    Method of Payment.
Payments of interest in respect of each Note shall be made on each Interest Payment Date by the Paying Agents to the Persons shown on the Register at the close of business on the March 29, June 29, September 29 and December 29 as the case may be (each, a “Record Date”), immediately preceding such Interest Payment Date.
Except to the extent the terms of the Indenture and/or this Note expressly require payment as Cash Interest, payments of PIK Interest in respect of each Note shall be made as a PIK Payment in such form and on terms as specified in the Indenture, and the Issuer shall, and the Trustee and the Paying Agent may, take additional steps as necessary to effect such PIK Payment.

Payments of Cash Interest in respect of each Note shall be made by wire or by U.S. Dollar check drawn on a bank in The City of New York and may be delivered to the Holder of such Note at its address appearing in the Register. Upon written application by the Holder to the specified office of any Paying Agent not less than 15 days before the due date for any payment in respect of a Note, such payment may be made by wire transfer to a U.S. Dollar account maintained by the payee with a bank in The City of New York. Payment of principal in respect of each Note shall be made on any Payment Date for such principal to the Person shown on the Register at the close of business on the day immediately preceding such Payment Date.
All payments on this Note are subject in all cases to any applicable tax or other laws and regulations, but without prejudice to the provisions of Paragraph 6 hereof. Except as provided in Section 2.08 of the Indenture, no fees or expenses shall be charged to the Holders in respect of such payments.
If the Payment Date in respect of any Note is not a business day at the place in which it is presented for payment, the Holder thereof shall not be entitled to payment of the amount due until the next succeeding business day at such place and shall not be entitled to any further interest or other payment in respect of any such delay.
If the amount of principal or interest which is due on the Notes is not paid in full, the Registrar shall annotate the Register with a record of the amount of interest, if any, in fact paid.
5.    Registrar, Paying Agent and Transfer Agent.
The Trustee shall act as Registrar, Transfer Agent and Paying Agent of the Notes. The Issuer may appoint and change any Registrar, Paying Agent or Transfer Agent in accordance with the terms of the Indenture.

6.    Additional Amounts.
All payments (including PIK Payments and any premium paid upon redemption of the Notes) by or on behalf of the Issuer or a successor in respect of the Notes or by or on behalf of any Guarantor or a successor in respect of the Note Guarantees will be made free and clear of, and without withholding or deduction for or on account of, any present or future taxes, duties, assessments, or other governmental charges of whatever nature (“Taxes”) imposed or levied by or on behalf of Brazil, the United States or any authority therein or thereof or any other jurisdiction in which the Issuer or the Guarantors (or, in each case, their successor) are organized or doing business or from or through which payments are made in respect of the Notes or the Note Guarantees, or any political subdivision or taxing authority thereof or therein (any of the aforementioned being a “Taxing Jurisdiction”), unless the Issuer or the Guarantors (or their respective successor) or any paying agent is compelled by law to deduct or withhold such taxes, duties, assessments, or governmental charges. If the Issuer, a Guarantor or a paying agent is compelled by law to make such deduction or withholding, the Issuer or the Guarantors (or their respective successor) will make such deduction or withholding, make payment of the amount so withheld to the appropriate Governmental Authority and pay such additional amounts as may be necessary to ensure that the net amounts received by registered Holders of Notes after such withholding or deduction shall equal the respective amounts of principal and interest (or other amounts stated to be payable under or in respect of the Notes) which would have been received in respect of the Notes in the absence of such withholding or deduction (“Additional Amounts”). Notwithstanding the foregoing, no such Additional Amounts shall be payable:
(i)    to, or to a third party on behalf of, a Holder who is liable for such Taxes in respect of such Note by reason of the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership, or a corporation) and the relevant Taxing Jurisdiction, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein or having, or having had, a permanent establishment therein, other than the mere holding of the Note or enforcement of rights under the Indenture and the receipt of payments with respect to the Note;
(ii)    in respect of Taxes that would not have been so withheld or deducted if the Note had been surrendered or presented for payment (if surrender or presentment is required) not more than 30 days after the Relevant Date except to the extent that payments under such Note would have been subject to withholdings and the Holder of such Note would have been entitled to such Additional Amounts, on surrender of such Note for payment on the last day of such period of 30 days;

(iii)    to, or to a third party on behalf of, a Holder who is liable for such Taxes by reason of such Holder’s failure to comply (to the extent it is legally eligible to do so) with any certification, identification, documentation or other reporting requirement concerning the nationality, residence, identity or connection with the relevant Taxing Jurisdiction of such Holder, if (1) compliance is required by law or an applicable income treaty as a precondition to, exemption from, or reduction in the rate of, the Tax, and (2) the Issuer has given the Holders at least 30 days’ notice that Holders will be required to provide such certification, identification, documentation or other requirement;
(iv)    in respect of any estate, inheritance, gift, sales, transfer, excise or personal property or similar Tax, other than as provided in Section 4.06(i) of the Indenture;
(v)    in respect of any Tax which is payable other than by deduction or withholding from payments under or with respect to the Note or any Note Guaranty; or
(vi)    in respect of any combination of the above.
Notwithstanding anything to the contrary in this Paragraph 6, none of the Issuer, the Guarantors, their respective successors, the Paying Agent or other person shall be required to pay any Additional Amounts with respect to any payment in respect of any Taxes imposed under Sections 1471 through 1474 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) or any successor law or regulation implementing or complying with, or introduced in order to conform to, such sections or any intergovernmental agreement or imposed pursuant to any agreement entered into pursuant to section 1471(b)(1) of the Code.
No Additional Amounts shall be paid with respect to any payment on a Note to a Holder who is a fiduciary, a partnership, a limited liability company or other than the sole beneficial owner of that payment to the extent that payment would be required by the relevant Taxing Jurisdiction to be included in the income, for tax purposes, of a beneficiary or settlor with respect to the fiduciary, a member of that partnership, an interest holder in a limited liability company or a beneficial owner who would not have been entitled to the Additional Amounts had that beneficiary, settlor, member or beneficial owner been the Holder.
Payments on the Notes are subject in all cases to any applicable tax, fiscal or other law or regulation or administrative or judicial interpretation. Except as specifically provided above, neither the Issuer nor the Guarantors shall be required to pay Additional Amounts with respect to any Tax imposed by any government or a political subdivision or taxing authority thereof or therein.

Each of the Issuer and the Guarantors (or their successors) will pay any Taxes required to be deducted or withheld pursuant to applicable law and furnish to the Holders, within 60 days after the date such payment is due, either certified copies of tax receipts evidencing such payment, or, if such receipts are not obtainable, other evidence of such payments reasonably satisfactory to the Holders.
In the event that Additional Amounts actually paid with respect to the Notes are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Issuer.
Any reference in the Indenture or the Notes to principal, interest or any other amount payable in respect of the Notes by the Issuer or the Note Guarantees by the Guarantors (or their successors) will be deemed also to refer to any Additional Amount, unless the context requires otherwise, that may be payable with respect to that amount under the obligations referred to in this Paragraph 6.
The Issuer or the Guarantors, as applicable, will pay when due any present or future stamp, transfer, court or documentary taxes or any other excise or property taxes or any other similar Taxes and any penalties, additions to tax or interest due with respect thereto imposed by any Taxing Jurisdiction (or any political subdivision or Governmental Authority thereof or therein having power to tax) with respect to the initial execution, delivery or registration of the Notes, or the subsequent performance, redemption or retirement of the Notes or any other document or instrument relating thereto.
The obligations of the Issuer and the Guarantors pursuant to this Paragraph 6 will survive termination, defeasance or discharge of the Indenture, payment of the Notes and/or resignation or removal of the Trustee or the Paying Agent.
7.    Open Market Purchases.
The Issuer or its Affiliates may at any time purchase Notes in the open market or otherwise at any price agreed with the Holder of the Notes to be purchased. Any such purchased Notes will not be resold, except in compliance with applicable requirements or exemptions under the relevant securities laws.
8.    Redemption.
Except as described in Section 3.01 of the Indenture and this Paragraph 8, the Notes may not be redeemed.

(a)    On or after June 30, 2026 (the “Initial Call Date”), the Issuer or any successor of the Issuer may, at its option, redeem the Notes, in whole or in part, at the following redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest (payable as Cash Interest) to, but excluding, the redemption date and Additional Amounts, if any, on the Notes redeemed to the applicable redemption date, if redeemed during the twelve-month period beginning on June 30 of the years indicated below, subject to the rights of holders of the Notes on the relevant record date to receive interest on the relevant interest payment date:
Year    Percentage
2026    103.750%
2027    101.875%
2028 (and thereafter):    100.000%
(b)    Prior to the Initial Call Date, the Issuer or any successor of the Issuer may, at its option, redeem the Notes, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount of the Notes to be redeemed and rounded to three decimal places) equal to the greater of: (1) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the Notes were redeemed on the Initial Call Date at the applicable redemption price for such date set forth in the table under Section 3.01(b)) on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points less (b) interest accrued to the redemption date; and (2) 100% of the principal amount of the Notes to be redeemed; plus, in either case, accrued and unpaid interest (payable as Cash Interest) thereon, and any additional amounts, if any, to the redemption date.
(c)    On or prior to September 28, 2026, the Issuer or any successor of the Issuer may, at its option, on any one or more occasions redeem up to 35% of the outstanding aggregate principal amount of the Notes using the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 107.500% of the aggregate principal amount thereof, plus accrued and unpaid interest (payable as Cash Interest), if any, to but excluding the redemption date and additional amounts, if any (subject to the right of holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date); provided that: (i) at least 65% of the aggregate principal amount of the Notes remains outstanding after each such redemption; and (ii) such redemption occurs within 90 days after the closing of such Equity Offering.

(d)    If, as a result of any change in or amendment to the tax laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, or any amendment to or change in an official interpretation, administration or application of such laws rules or regulations or, any treaties, or related agreements relating to or affecting taxation to which a Taxing Jurisdiction is a party (including a holding by a court of competent jurisdiction), which change or amendment becomes effective or, in the case of a change in official position, is announced on or after the Issue Date (or, if the Taxing Jurisdiction become a Taxing Jurisdiction on a later date, such later date), (i) the Issuer or any successor to the Issuer has or will become obligated to pay Additional Amounts (as defined in Section 4.06 of the Indenture and Paragraph 6 hereof) or (ii) any of the Guarantors or any successor to any of the Guarantors has or will become obligated to pay Additional Amounts, in each case, in excess of the Additional Amounts, if any, that would have been payable on the date that the relevant Taxing Jurisdiction became a Taxing Jurisdiction, the Issuer or any of its successors may, at its option, redeem all, but not less than all, of the Notes, at a redemption price equal to 100% of their principal amount, together with accrued and unpaid interest (payable as Cash Interest) to but excluding the date fixed for redemption (including any Additional Amounts which are then payable), upon publication of irrevocable notice to Holders not less than 30 days nor more than 60 days prior to the date fixed for redemption. No notice of such redemption may be given earlier than 60 days prior to the earliest date on which the Issuer, the Guarantors or successor to the foregoing would, but for such redemption, become obligated to pay any such Additional Amounts were payments then due. For the avoidance of doubt, the Issuer or any successor to the Issuer shall not have the right to so redeem the Notes unless (a) it is obligated or will become obligation to pay such Additional Amounts or (b) any of the Guarantors or any successor to any of the Guarantors is or will become obligated to pay Additional Amounts. Notwithstanding the foregoing, the Issuer or any successor to the Issuer shall not have the right to so redeem the Notes unless it has taken reasonable measures (including without limitation, using reasonable measures to cause payment on the Notes to be made through a paying agent in a different jurisdiction or by the Issuer, its successor or another Subsidiary of Azul) to avoid the obligation to pay such Additional Amounts. For the avoidance of doubt, reasonable measures do not include changing the jurisdiction of incorporation of the Issuer or any successor of the Issuer.

(e)    In the event that the Issuer or any successor elects to so redeem the Notes pursuant to Section 3.01 of the Indenture and Section 8(d) above, it will deliver to the Trustee: (i) a certificate, signed in the name of the Issuer by any two of its executive officers or by its attorney-in-fact in accordance with its bylaws, stating that the Issuer or any successor to the Issuer is entitled to redeem the Notes pursuant to their terms and setting forth a statement of facts showing that the condition or conditions precedent to the right of the Issuer or any successor to the Issuer to so redeem have occurred or been satisfied and that such obligation to pay additional amounts cannot be avoided by taking reasonable measures to avoid such obligation (including, without limitation, by causing payment on the notes to be made through a paying agent in a different jurisdiction or by a Subsidiary of Azul); and (ii) an Opinion of Counsel to the effect that (1) the Issuer or any successor to the Issuer has or will become obligated to pay Additional Amounts or the Guarantors or any successor to the Guarantors is or will become obligated to pay Additional Amounts in either case in excess of the additional amounts, if any, that would have been payable on the date that the relevant Taxing Jurisdiction became a Taxing Jurisdiction, (2) such obligation is the result of a change in or amendment to the laws (or any rules or regulations thereunder) of a Taxing Jurisdiction, as described above and (3) that all governmental requirements necessary for the Issuer to effect the redemption have been complied with.
9.    Denominations; Transfer; Exchange.
The Notes are in registered form without coupons in minimum denominations of U.S.$200,000 and integral multiples of U.S.$1.00 in excess thereof.
A Holder may transfer or exchange Notes in accordance with the Indenture. The Trustee, the Registrar or Transfer Agent, as the case may be, may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture (other than any Additional Amounts).
The Trustee, the Registrar or Transfer Agent, as the case may be, need not register the transfer or exchange of any Notes selected for redemption or any Notes for a period of 15 days before a selection of Notes to be redeemed or before an Interest Payment Date.
10.    Persons Deemed Owners.
The registered Holder of this Note may be treated as the owner thereof for all purposes.
11.    Unclaimed Money.
Subject to applicable law, the Trustee and the Paying Agents shall pay to the Issuer upon request any monies held by them for the payment of principal or interest that remains unclaimed for two years, and thereafter, Holders entitled to such monies must look to the Issuer for payment as general creditors.

12.    Defeasance.
Subject to the terms of the Indenture, the Issuer and either Guarantor at any time may terminate some or all of their obligations under the Notes, the Indenture and the Note Guarantees, as the case may be, if the Issuer or either Guarantor irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient for the payment of principal of and interest on all the Notes to Maturity or redemption. At such time, the applicable Guarantor’s obligations under its Note Guaranty will terminate, subject to its continuing obligations as set forth in Section 8.1(c) of the Indenture.
13.    Amendment; Waiver.
Subject to certain exceptions set forth in the Indenture, the Indenture or the Notes may be amended or supplemented without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Notes then outstanding, and any past Default or compliance with any provision may be waived with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding. However, subject to certain exceptions set forth in the Indenture, without the consent of each Holder of an outstanding Note affected thereby, no amendment or waiver may, among other things:
(i)    reduce the principal amount of or change the Stated Maturity of any payment on any Note;
(ii)    reduce the rate of or change the time for payment of any interest on any Note;
(iii)    reduce the amount payable upon the redemption of any Note or change the time at which any Note may be redeemed;
(iv)    change the place of payment for or the currency for payment of principal of, premium, if any, or interest or any Additional Amounts on, any Note;
(v)    impair the right to accelerate the Notes or institute suit for the enforcement of any right to payment on or with respect to any Note;
(vi)    waive a Default or Event of Default in payment of principal of and interest on the Notes;
(vii)    make any change to Sections 6.01, 6.02, 8.01 to 8.06, 9.01, 9.02 or 10 of the Indenture;
(viii)    modify or change any provision of this Indenture or any Note Guaranty affecting the ranking of the Notes in a manner adverse to the Holders of the Notes; or

(ix)    make any change in the Note Guarantees that would adversely affect Holders of the Notes.
The Issuer, the Guarantors and the Trustee may, without the consent of any Holder of the Notes, amend the Indenture or the Notes to:
(i)    to cure any ambiguity, omission, defect or inconsistency;
(ii)    to comply with Section 5.01 of the Indenture;
(iii)    to add to the covenants of the Issuer or the Guarantors for the benefit of the Holders;
(iv)    to surrender any right herein conferred upon the Issuer or the Guarantors;
(v)    to evidence and provide for the acceptance of an appointment by a successor Trustee;
(vii)    to provide for any guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any guarantee of the Notes when such release, termination or discharge is permitted by this Indenture; or
(viii)    to comply with any applicable requirements of the SEC. provided that, in such case, the Issuer has delivered to the Trustee an Opinion of Counsel and an Officer’s Certificate, each stating that such amendment or supplement complies with the provisions of Section 9.01 of the Indenture.
The Guarantors must consent to any amendment, supplement or waiver.
14.    Defaults and Remedies.
Subject to the terms of the Indenture, an “Event of Default” occurs if:
(i)    the Issuer defaults in any payment of interest (including any related Additional Amounts) on any Note (irrespective of whether payment was to be made in the form of PIK Interest or Cash Interest) when the same becomes due and payable, and such default continues for a period of five Business Days;
(ii)    the Issuer defaults in the payment of the principal (including any related Additional Amounts) of any Note when the same becomes due and payable upon acceleration or redemption or otherwise, or the Issuer or any Guarantor defaults on any contractual obligation to purchase or repurchase any of the Notes;

(iii)    the Issuer or either Guarantor fails to comply with any of its covenants or agreements in the Notes or the Indenture (other than those referred to in clauses (i) and (ii) above), and such failure continues for 45 days after the earlier of (i) a Responsible Officer of the Issuer or a Guarantor obtaining knowledge of such failure or (ii) receipt by the Issuer or a Guarantor of notice of such failure from the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes; provided that, if the Issuer or such Guarantor is proceeding with diligence and good faith to cure or remedy such failure and such failure is susceptible to cure or remedy, such 45-day period shall be extended to 60 days in the aggregate (inclusive of the original 45-day period); provided further that the cure period for any failure shall commence upon receipt of notice of such failure by the Issuer or either Guarantor from any beneficial Holder (who certifies their beneficial holdings in such notice and attaches documentary evidence thereof) if such failure is subsequently confirmed by the Trustee or the Holders of at least 25% in principal amount of the Outstanding Notes;
(iv)    the Issuer, either Guarantor or any Significant Subsidiary defaults under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Debt of the Issuer, either Guarantor or any such Significant Subsidiary (or the payment of which is guaranteed by the Issuer, either Guarantor or any such Significant Subsidiary) whether such Debt or guarantee now exists, or is created after the date of the Indenture, which default (a) is caused by failure to pay interest on, principal of, or premium, if any, on, such Debt after giving effect to any grace period provided in such Debt on the date of such default (“Payment Default”) or (b) results in the acceleration of such Debt prior to its express maturity and, in each case, the principal amount of any such Debt, together with the principal amount of any other such Debt under which there has been a Payment Default or the maturity of which has been so accelerated, totals U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate;
(v)    one or more final judgments or decrees for the payment of money of U.S.$50,000,000 (or the equivalent thereof at the time of determination) or more in the aggregate (determined net of any amount covered by an insurance policy or policies issued by insurance companies with sufficient financial resources to perform their obligations under such policies) are rendered against the Issuer, either Guarantor or any Significant Subsidiary and are not paid (whether in full or in installments in accordance with the terms of the judgment) or otherwise discharged and, in the case of each such judgment or decree, either (a) an enforcement proceeding has been commenced by any creditor upon such judgment or decree and is not dismissed within 30 days following commencement of such enforcement proceedings or (b) there is a period of 60 days following such judgment during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(vi)    a decree or order by a court having jurisdiction has been entered adjudging the Issuer, either Guarantor or any Significant Subsidiary as bankrupt or insolvent, or an involuntary case, petition, claim or other proceeding is commenced or filed for relief against the Issuer, either Guarantor or any Significant Subsidiary under any applicable bankruptcy, insolvency, reorganization or other similar law now or hereafter in effect or which seeks the appointment of a trustee, receiver, judicial administrator, liquidator, custodian or other similar official of it or any substantial part of its property, and such decree or order or involuntary proceeding continues undischarged, undismissed or unstayed for a period of 60 days; or a decree or order by a court having jurisdiction for the appointment of a receiver, administrator or liquidator or for the administration, liquidation or dissolution of the Issuer, either Guarantor or any Significant Subsidiary has been entered, and such decree or order continues undischarged, undismissed or unstayed for a period of 60 days; provided that any Significant Subsidiary may be liquidated or dissolved if, pursuant to such liquidation or dissolution, all or substantially all of its assets are transferred to the Issuer, either Guarantor or any Significant Subsidiary;
(vii)    the Issuer, either Guarantor or any Significant Subsidiary (i) commences a voluntary case or other proceeding seeking liquidation, administration, reorganization, a scheme of arrangement under Part 26 of the United Kingdom Companies Act 2006, a restructuring plan under Part 26A of the United Kingdom Companies Act 2006 or other relief with respect to itself or its Debts under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (ii) consents to the appointment of or taking possession by a receiver, vendor, administrator, liquidator, assignee, custodian, trustee, sequestrator or similar official of the Issuer, either Guarantor or any Significant Subsidiary or for all or substantially all of the property of the Issuer, either Guarantor or any Significant Subsidiary or (iii) effects any general assignment for the benefit of creditors;
(viii)    any event occurs that under the laws of Brazil or any political subdivision thereof or any other country has substantially the same effect as any of the events referred to in any of clause (vi) or (vii);

(ix)    (A) any material provision of the Indenture or the Notes ceases to be a valid and binding obligation of the Issuer or any Guarantor, or any action shall be taken to discontinue or to assert the invalidity or unenforceability of the Indenture or the Notes or (B) the Note Guarantees shall fail to remain in full force or effect (other than in accordance with the terms of the Indenture) or any action shall be taken to discontinue or to assert the invalidity or unenforceability of such Note Guaranty, or any Guarantor shall fail to comply with any of the terms or provisions of such Note Guaranty, or any Guarantor shall deny that it has any further liability under such Note Guaranty, provided that, in each case, unless Azul or any of its Subsidiaries shall have contested or challenged, other than good faith disputes regarding interpretation of contractual provisions or the validity or enforceability of any material portion of any Note Guaranty, such breach shall not be an Event of Default unless such breach, to the extent curable, continues unremedied or uncured for more than 20 Business Days after the earlier of (x) a Responsible Officer of the Issuer or a Guarantor obtaining knowledge of such default or (y) receipt by the Issuer of written notice from the Trustee of such default; provided that, if such Person is proceeding with diligence and good faith to cure or remedy such default and such default is susceptible to cure, such 20 Business Days shall be extended as may be necessary to cure such failure, such extended period not to exceed 30 Business Days in the aggregate (inclusive of the original 20 Business Day period);
(x)    Azul ceases to own directly or indirectly 100% of the outstanding share capital of the Issuer.
If an Event of Default (other than an Event of Default specified in clauses (ii), (vi), (vii) and (viii) above) occurs and is continuing, the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare all unpaid principal of and accrued and unpaid interest on all Notes to be due and payable immediately in cash, by a notice in writing to the Issuer and the Guarantors, and upon any such declaration such amounts shall become due and payable immediately in cash. If an Event of Default specified in clause (ii), (vi), (vii) or (viii) above occurs and is continuing, then the principal of, and accrued and unpaid interest on, all Notes shall become and be immediately due and payable in cash without any declaration or other act on the part of the Trustee or any Holder.
As soon as possible, and in any event within 15 Business Days after the Issuer becomes aware of the existence of a Default or Event of Default, the Issuer shall deliver to the trustee an Officer’s Certificate setting forth the details thereof and the action which the Issuer is taking or propose to take with respect thereto.

Subject to the provisions of the Indenture relating to the duties of the Trustee in case an Event of Default shall occur and be continuing, the Trustee shall be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee indemnity reasonably satisfactory to it. Subject to such provision for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Notes shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
At any time after the Outstanding Notes are accelerated pursuant to the first paragraph of Section 6.02 of the Indenture and before a judgment or decree for payment of the money due has been obtained by the Trustee as provided in the Indenture, the Holders of a majority in principal amount of the Notes by written notice to the Issuer and the Trustee may rescind or annul a declaration of acceleration if (i) the Issuer has paid or deposited with the Trustee a sum sufficient to pay all overdue interest in cash (including any Additional Amounts) on Outstanding Notes, all unpaid principal of the Notes that has become due otherwise than by such declaration of acceleration, interest on such overdue interest in cash (including any Additional Amounts) as provided in the Indenture and all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and (ii) all Events of Default have been cured or waived except nonpayment of principal that has become due solely because of acceleration.
No such rescission shall affect any subsequent Default or Event of Default or impair any right consequent thereto.
15.    Trustee Dealings with the Issuer.
Subject to certain limitations imposed by the Indenture, the Trustee and any Agent or co-registrar or any other agent of the Issuer or of the Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee, Agent, or such other agent.
16.    Currency Indemnity.
U.S. Dollars is the sole currency of account and payment for all sums payable by the Issuer and the Guarantors under or in connection with the Notes, the Note Guaranty or the Indenture, including damages. The Issuer and the Guarantors will indemnify the Holders as provided in the Indenture in respect of the conversion of currency relating to the Notes and the Indenture.

17.    Governing Law.
THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTY WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
18.    Agent for Service, Submission to Jurisdiction; Waiver of Immunities.
Each of the Issuer and the Guarantors have irrevocably submitted to the exclusive jurisdiction of any New York state or U.S. federal court sitting in the Borough of Manhattan in The City of New York with respect to actions brought against it as a defendant in respect of any suit, action or proceeding against the Issuer or the Guarantors brought by any Holder or the Trustee arising out of or based upon the Indenture or the Notes. Each of the Issuer and the Guarantors has irrevocably accepted for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts and has waived, to the fullest extent it may do so under applicable law, trial by jury and any objection which it may now or hereafter have to the laying of the venue of any such proceeding, and any claim it may now or hereafter have that any proceeding in any such court is brought in an inconvenient forum.
Each of the Issuer and the Guarantors irrevocably appointed Cogency Global Inc. (the “Process Agent”), with an office at 122 East 42nd Street, 18th Floor, New York, New York 10168, as its authorized agent to receive on behalf of it and its property service of copies of the summons and complaint and any other process which may be served in any suit, action or proceeding arising out of or based upon the Indenture or the Notes. If for any reason such Person shall cease to be such agent for service of process, each of the Issuer and the Guarantors shall forthwith appoint a new agent of recognized standing for service of process in the State of New York and deliver to the Trustee a copy of the new agent’s acceptance of that appointment within 30 days. Nothing herein shall affect the right of the Trustee, any Agent or any Holder to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Issuer and the Guarantors in any other court of competent jurisdiction.

The Issuer and the Guarantors irrevocably agreed that, in any proceedings anywhere (whether for an injunction, specific performance or otherwise), no immunity (to the extent that it may at any time exist, whether on the grounds of sovereignty or otherwise) from such proceedings, from attachment (whether in aid of execution, before judgment or otherwise) of its assets or from execution of judgment shall be claimed by it or on its behalf or with respect to its assets, except to the extent required by applicable law, any such immunity being irrevocably waived, to the fullest extent permitted by applicable law. Each of the Issuer and the Guarantors irrevocably agreed that, where permitted by applicable law, it and its assets are, and shall be, subject to such proceedings, attachment or execution in respect of its obligations under the Indenture or the Notes.
19.    No Recourse Against Others.
No director, officer, employee, partner or shareholder, as such, of the Issuer, the Guarantors or the Trustee shall have any liability for any obligations of the Issuer under the Notes or any obligations of the Issuer, the Guarantors or the Trustee, respectively, under this Indenture or the Notes or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Note, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.
20.    CUSIP and ISIN Numbers.
Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP or ISIN numbers, as applicable, to be printed on the Notes and has directed the Trustee to use CUSIP or ISIN numbers, as applicable, in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
The Issuer shall furnish to any Holder upon written request and without charge a copy of the Indenture, which includes the form of this Note. Requests may be made to:
AZUL INVESTMENTS LLP
c/o Azul S.A.
Edifício Jatobá, 8th floor, Castelo Branco Office Park
Avenida Marcos Penteado de Ulhôa Rodrigues, 939
Tamboré, Barueri, São Paulo, SP
06460-040, Brazil
Fax: +55 11 4134-9890
Attention: Raphael Linares

[To be attached to Global Notes only]
SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE
The initial principal amount of this Global Note is U.S.$[    ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

NOTATION OF GUARANTY
For value received, each Guarantor (which term includes any successor Person under the Indenture) has unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of March 26, 2025 (as amended from time to time, the “Indenture”), among the Issuer, the Guarantors and UMB Bank, National Association, as Trustee, Registrar, Transfer Agent and Paying Agent (collectively, the “Agents” and each individually an “Agent”), the full and punctual payment (whether at Stated Maturity, upon redemption, acceleration, or otherwise) of the principal of, premium, if any, and interest (irrespective of whether payment is to be made in the form of PIK Interest or Cash Interest) on, and all other amounts payable under, each Note, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture. The obligations of the Guarantors to the Holders of Notes and to the Trustee pursuant to the Note Guarantees and the Indenture are expressly set forth in Article 10 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Note Guarantees.
[Signature Page Follows]

IN WITNESS WHEREOF, each Guarantor has caused this guaranty to be duly executed.

AZUL S.A., as Guarantor

By:
Name:
Title:

By:
Name:
Title:

AZUL LINHAS AÉREAS BRASILEIRAS S.A., as Guarantor

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT B
FORM OF
TRANSFER NOTICE
FOR VALUE RECEIVED, the undersigned Holder hereby sell(s), assign(s) and transfer(s) unto
Insert Taxpayer Identification No.
Please print or typewrite name and address, including postal zip code, of assignee this Note and all rights hereunder, hereby irrevocably constituting and appointing
_______________ attorney to transfer said Note on the books of Azul Investments LLP with full power of substitution in the premises.

In connection with any transfer of this Note occurring prior to the date [which is one year after the original issue date of the Notes,]1 [which is on or prior to the 40th day after the Issue Date (as defined in the Indenture governing the Notes),]2 the undersigned confirms that:
[Check one]

☐	(a)
This Note is being transferred to a person whom the Holder reasonably believes is a qualified institutional buyer (as defined in Rule 144A under the U.S. Securities Act of 1933, as amended (the “Securities Act”), in a transaction meeting the requirement of Rule 144A;

☐	(b)	This Note is being transferred in an offshore transaction in accordance with Rule 904 under the Securities Act;
☐	(c)	This Note is being transferred pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available);
☐	(d)	This Note is being transferred pursuant to an effective registration statement under the Securities Act; or
☐	(e)	This Note is being transferred to Azul Investments LLP.
in each of cases (a) through (e) above, in accordance with any applicable securities laws of any State of the United States.

[1] Include in Restricted Note.
[2] Include in Regulation S Note.

If none of the foregoing boxes is checked, the Transfer Agent shall not be obligated to register this Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 2.07 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of this instrument in every particular, without alteration, enlargement or any other change whatever.

EXHIBIT C
FORM OF CERTIFICATE
FOR TRANSFER FROM RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND TO REGULATION S
GLOBAL NOTE OR CERTIFICATED NOTE
NOT BEARING A SECURITIES ACT LEGEND
UMB Bank, National Association
5910 N Central Expressway, Suite 1900
Dallas, Texas 75206
United States of America
Attention: Corporate Trust and Escrow Services
Re:    7.500% Senior PIK Toggle Notes Due 2032 (the “Notes”)
Reference is hereby made to the Indenture, dated March 26, 2025 (the “Indenture”), among Azul Investments LLP, Azul S.A. and Azul Linhas Aéreas Brasileiras S.A., as Guarantors, and UMB Bank, National Association, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$_______ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note with the Depositary in the name of the undersigned] [a Certificated Note bearing a Securities Act Legend].
The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest of equal principal amount in the Regulation S Global Note (ISIN No. USU0551UAE39 to be held with [Euroclear]* [Clearstream, Luxembourg]1 through the Depositary] [a Certificated Note of equal principal amount not bearing a Securities Act Legend]. In connection with such transfer, the undersigned does hereby certify that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 903 or 904 of Regulation S under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and, accordingly, the undersigned further certifies that:
(1)    the offer of the Notes was not made to a U.S. Person (as defined under  Regulation S);
[(2)     at the time the buy order was originated, the transferee was outside the United States or the undersigned and any Person acting on behalf of the undersigned reasonably believed that the transferee was outside the United States;]2

[1] Indicate appropriate clearing system.
[2] Insert one of the two provisions.

[(2)     the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the undersigned nor any Person acting on behalf of the undersigned knows that the transaction was prearranged with a buyer in the United States;]3
(3)    no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable;
(4)    the undersigned is not the Issuer, a distributor, an affiliate of either the Issuer or a distributor, or a Person acting on behalf of any of the foregoing; and
(5)    the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.
This certificate and the statements contained herein are made for your benefit and for the benefit of Azul Investments LLP. Terms used in this certificate and not otherwise defined in the Indenture have the meanings set forth in Regulation S.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:

Date:
cc:    Azul Investments LLP

[3] Insert one of the two provisions.

EXHIBIT D
FORM OF TRANSFER CERTIFICATE
FOR TRANSFER FROM REGULATION S GLOBAL
NOTE OR CERTIFICATED NOTE NOT BEARING
A SECURITIES ACT LEGEND TO RESTRICTED GLOBAL
NOTE OR CERTIFICATED NOTE BEARING
A SECURITIES ACT LEGEND
(PRIOR TO 40TH DAY AFTER THE ISSUE DATE)
UMB Bank, National Association
5910 N Central Expressway, Suite 1900
Dallas, Texas 75206
United States of America
Attention: Corporate Trust and Escrow Services
Re:    7.500% Senior PIK Toggle Notes Due 2032 (the “Notes”)
Reference is hereby made to the Indenture, dated March 26, 2025 (the “Indenture”), among Azul Investments LLP, Azul S.A. and Azul Linhas Aéreas Brasileiras S.A., as Guarantors, and UMB Bank, National Association, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$___________ principal amount of Notes which are held in the form of [a beneficial interest in the Regulation S Global Note (ISIN No. USU0551UAE39) with the Depositary in the name of the undersigned] [a Certificated Note not bearing the Securities Act Legend].
The undersigned has requested a transfer of such [beneficial interest] [Certificated Note] to a Person who shall take delivery thereof in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 05502F AG3) to be held through the Depositary] [a Certificated Note bearing the Securities Act Legend]. In connection with such transfer, the undersigned does hereby confirm that such transfer has been effected in accordance with the transfer restrictions set forth in the Indenture and the Notes and pursuant to and in accordance with Rule 144A under the U.S. Securities Act of 1933, as amended, and accordingly, the undersigned represents that:
(1)    the Notes are being transferred to a transferee that the undersigned reasonably believes is purchasing the Notes for its own account or one or more accounts with respect to which the transferee exercises sole investment discretion; and
(2)    the transferee and any such account is a “qualified institutional buyer” within the meaning of Rule 144A, in a transaction meeting the requirements of Rule 144A and in accordance with any applicable securities laws of any state of the United States or any other jurisdiction.

This certificate and the statements contained herein are made for your benefit and for the benefit of Azul Investments LLP.

[INSERT NAME OF TRANSFEROR]

By:
Name:
Title:
Dated:     _____________________,
cc:    Azul Investments LLP

EXHIBIT E
FORM OF CERTIFICATE FOR REMOVAL
OF THE SECURITIES ACT LEGEND ON A CERTIFICATED NOTE
UMB Bank, National Association
5910 N Central Expressway, Suite 1900
Dallas, Texas 75206
United States of America
Attention: Corporate Trust and Escrow Services
Re:    7.500% Senior PIK Toggle Notes Due 2032 (the “Notes”)
Reference is hereby made to the Indenture, dated March 26, 2025 (the “Indenture”), among Azul Investments LLP, Azul S.A. and Azul Linhas Aéreas Brasileiras S.A., as Guarantors, and UMB Bank, National Association, as Trustee, Registrar, Transfer Agent and Paying Agent. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.
This letter relates to U.S.$_________ principal amount of Notes which are held in the form of [a beneficial interest in the Restricted Global Note (CUSIP No. 05502F AG3) with the Depositary] [[a] Certificated Note(s) in the name of the undersigned.]1
The undersigned has requested for the restrictive Legend on the Certificated Note(s) to be removed.
In connection with such transfer, the undersigned does hereby certify that such transfer has been effected only (i) in an offshore transaction in accordance with Rule 904 under the Securities Act, (ii) pursuant to an exemption from registration under the Securities Act provided by Rule 144 thereunder (if available) or (iii) pursuant to an effective registration statement under the Securities Act, in each of cases (i) through (iii) in accordance with any applicable securities laws of any State of the United States.
This certificate and the statements contained herein are made for your benefit and for the benefit of and Azul Investments LLP.

[NAME OF UNDERSIGNED]

By:
Name:
Title:
Dated:     __________________,
cc:    Azul Investments LLP

[1] Indicate form in which Notes are held.